Exhibit 1.1

UNDERWRITING AGREEMENT

February 9, 2017

Helius Medical Technologies, Inc.

41 University Drive

Suite 400

Newtown, PA 18940

Attention:        Mr. Philippe Deschamps, Chief Executive Officer

Dear Sirs:

Helius Medical Technologies, Inc. (the “Company”) have given Canaccord Genuity Corp. and Raymond James Ltd. (collectively, the “Underwriters” and each individually, an “Underwriter”) the mandate to underwrite an offering of the Class A common stock, no par value, of the Company, with a strategic goal to expand its institutional shareholder base in the U.S. Based upon and subject to the terms and conditions set out below, the Underwriters hereby severally, in the respective percentages set forth in Section 16 of this Agreement, and not jointly, offer to purchase from the Company and the Company hereby agrees to sell to the Underwriters, 5,700,000 shares of Class A common stock, no par value, of the Company (the “Initial Shares”) at a price of CDN $1.90 per Initial Share (the “Issue Price”), for aggregate gross proceeds to the Company of CDN $10,830,000.

The Company hereby grants to the Underwriters an option (the “Over-Allotment Option”) to purchase severally, and not jointly, nor jointly and severally, up to an additional 855,000 shares of Class A common stock, no par value, of the Company (the “Additional Shares”) at the Issue Price for additional gross proceeds of up to CDN $1,624,500, upon the terms and conditions set forth herein. The Over-Allotment Option shall be exercisable, in whole or in part, and from time to time, by the Underwriters by giving written notice to the Company on or before a date that is not later than 30 days following the Closing Date (as hereinafter defined). Any such election to purchase the Additional Shares may be exercised only by written notice from the Underwriters to the Company by 9:00 a.m. (Vancouver time) on or before the 30th day following the Closing Date, such notice to set forth: (i) the aggregate number of Additional Shares to be purchased; and (ii) the Closing Date for the purchase of the Additional Shares, provided that such Closing Date shall not be less than two Business Days and no more than five Business Days following the date of such notice. Pursuant to such notice, the Underwriters shall severally, and not jointly, nor jointly and severally, purchase in their respective percentages set out in Section 16 below, and the Company shall deliver and sell, the number of Additional Shares indicated in such notice, in accordance with the provisions of this Agreement. The Initial Shares and the Additional Shares are collectively referred to herein as the “Offered Securities” and the offering of the Offered Securities by the Company is hereinafter referred to as the “Offering”.

The Underwriters shall have the right to invite one or more investment dealers (each, a “Selling Firm”) to form a selling group to participate in the soliciting of offers to purchase the Offered Securities and the Underwriters may determine the remuneration payable to such Selling Firms. The Underwriters shall comply, and shall require any Selling Firm to comply, with all applicable laws and with the covenants and obligations given by the Underwriters herein. The Company understands that the Underwriters intend to make a public offering of the Offered Securities in the United States and the Qualifying Jurisdictions (as such terms are defined below) and an offering of the Offered Securities in such countries of Europe and/or Asia as determined appropriate by the Underwriters in accordance with applicable laws (provided that no prospectus, registration statement or similar document is required to be filed in any such country and the Company is not otherwise made subject to any ongoing compliance with any law or other regulation or rule), either directly or through their respective broker-dealer affiliates, upon the terms set forth in the Prospectuses (as hereinafter defined) as soon as practicable after the effectiveness of this Agreement, and initially to offer the Offered Securities on the terms set forth in the Prospectuses. The Underwriters propose to offer the Offered Securities initially at the Issue Price. After a reasonable effort has been made to sell all of the Offered Securities at the Issue Price, the Underwriters may subsequently reduce the selling price to investors, which selling price may be changed from time to time, to an amount not greater than the Issue Price, in order to sell any Offered Securities that remain unsold. Any such reduction shall not affect the proceeds received by the Company. The Company acknowledges and agrees that the Underwriters may offer and sell Offered Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Offered Securities purchased by it to or through any Underwriter. The Company and the Underwriters agree that each of the Underwriters that is not registered as a broker-dealer under Section 15 of the U.S. Exchange Act will not offer or sell any Offered Securities in, or to persons who are nationals or residents of, the United States other than through one of its U.S. registered broker-dealer affiliates or otherwise in compliance with Rule 15a-6 under the U.S. Exchange Act (as defined below).

The following are the terms and conditions of the agreement between the Company and the Underwriters:

TERMS AND CONDITIONS

Section 1        Definitions and Interpretation

(1)	In this Agreement:

“affiliate” and “associate”, shall have the respective meanings ascribed thereto in the Securities Act (British Columbia);

“Applicable Securities Laws” means the Canadian Securities Laws and the U.S. Securities Laws;

“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are obligated by law to close in the City of Vancouver, British Columbia or New York City, New York;

“Canadian Base Prospectus” means the final MJDS short form base shelf prospectus of the Company, including any Documents Incorporated by Reference, dated January 26, 2017 relating to the distribution of Class A Shares, warrants, debt securities and/or guarantees of debt securities of the Company filed with the Securities Commissions;

“Canadian Preliminary Base Prospectus” means the preliminary MJDS short form base shelf prospectus of the Company, including any Documents Incorporated by Reference, dated December 22, 2016 relating to the distribution of Class A Shares, warrants, debt securities and/or guarantees of debt securities of the Company filed with the Securities Commissions;

“Canadian Preliminary Prospectus Supplement” means the preliminary prospectus supplement of the Company, including any Documents Incorporated by Reference, dated February 8, 2017, relating to the Offered Securities and filed with the Securities Commissions pursuant to the MJDS;

“Canadian Prospectus Supplement” means the prospectus supplement relating to the Offered Securities, including any Documents Incorporated by Reference, to be filed with the Securities Commissions pursuant to the MJDS in accordance with subsection 3(1) hereof;

“Canadian Prospectus” means the Canadian Base Prospectus as supplemented by the Canadian Preliminary Prospectus Supplement and the Canadian Prospectus Supplement;

“Canadian Securities Laws” means, collectively, all applicable securities laws of each of the Qualifying Jurisdictions and the respective rules and regulations under such laws together with applicable published instruments, notices and orders of the Securities Commissions;

“CDS” means CDS Clearing and Depository Services Inc.;

“Class A Shares” means the shares of Class A common stock, no par value, in the capital of the Company;

“Closing” means the completion of the sale of the Offered Securities and the purchase by the Underwriters of the Offered Securities pursuant to this Agreement;

“Closing Date” means, in respect of the Initial Shares, February 16, 2017 or any earlier or later date as may be agreed to by the Company and the Underwriters in writing, each acting reasonably and, in respect of the Additional Shares issuable upon exercise of the Over-Allotment Option, if any, means such date as may be specified by the Underwriters in accordance with the terms of this Agreement, as applicable;

“Company” has the meaning given to such term on the face page of this Agreement;

“Company IP” means the Intellectual Property that is material to the business of the Company and the Subsidiaries (and as described in the Registration Statement and the Prospectuses) and that is owned by and has been developed by or for, or is being developed by or for, the Company, other than Licensed IP;

“distribution” means “distribution” or “distribution to the public”, as the case may be, for the purposes of Canadian Securities Laws and “distribute” has a corresponding meaning;

“Defaulted Securities” has the meaning given to that term in subsection 16(2) of this Agreement;

“Documents Incorporated by Reference” means collectively those documents incorporated by reference in the Registration Statement, the Canadian Base Prospectus, the U.S. Base Prospectus and the Prospectus Supplements, including any other document prepared by the Company and filed with the SEC and the Securities Commissions after the date of this Agreement and before the completion of the distribution of the Offered Securities that is of a type that is required under Applicable Securities Laws to be incorporated by reference in the Registration Statement, the Canadian Base Prospectus, the U.S. Base Prospectus or the Prospectus Supplements;

“Dual Prospectus Receipt” means the receipt issued by the Principal Regulator, which is deemed to also be a receipt of the other Securities Commissions and evidence of the receipt of the Ontario Securities Commission pursuant to MI 11-102 and NP 11-202, for the Canadian Preliminary Base Prospectus, the Canadian Base Prospectus and any Supplementary Material, as the case may be;

“Due Diligence Session” has the meaning given to that term in subsection 3(10) of this Agreement;

“Employee Plans” has the meaning given to that term in subsection 5(1)(fff) hereof;

“Financial Information” means, collectively, the financial and accounting information relating to the Company and the Subsidiaries and incorporated by reference into the Registration Statement, the Prospectuses and any Supplementary Material, including the Financial Statements;

“Financial Statements” means the financial statements of the Company included in the Documents Incorporated by Reference, including the notes thereto together with the report of the auditors thereon;

“FINRA” has the meaning given to that term in subsection 5(1)(s) hereof;

“Governmental Authority” means and includes, without limitation, any federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, and any governmental department, commission, board, bureau, agency or instrumentality, including, without limitation, the SEC and the Securities Commissions;

“Indemnified Party” has the meaning given to that term in Section 13 of this Agreement;

“Intellectual Property” means any of the following, as they exist anywhere in the world, whether registered or unregistered, all trade or brand names, business names, trademarks, service marks, copyrights, patents, patent rights, industrial designs, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), software, inventions, designs and other industrial or intellectual property;

“Investor Presentation” means the investor presentation of the Company in connection with the Offering dated February 8, 2017;

“Leased Premises” has the meaning given to that term in subsection 5(1)(rr) hereof;

“Licensed IP” means the Intellectual Property that is licensed to the Company and/or the Subsidiaries and material to the business of the Company and the Subsidiaries (and as described in the Registration Statement and the Prospectuses) and that is owned by any person other than the Company;

“Liens” means any encumbrance or title defect of whatever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by law (statutory or otherwise), including any mortgage, lien, charge, pledge or security interest, whether fixed or floating, or any assignment, lease, option, right of pre-emption, privilege, encumbrance, easement, servitude, right of way, restrictive covenant, right of use or any other right or claim of any kind or nature whatever which affects ownership or possession of, or title to, any interest in, or right to use or occupy such property or assets;

“Marketing Documents” means, collectively, all marketing materials (including any template version, revised template version or limited use version thereof) provided to a potential investor in connection with the distribution of the Offered Securities, including the Investor Presentation;

“marketing materials” has the meaning ascribed thereto under NI 41-101;

“Material Adverse Effect” means any event that (i) is reasonably likely to be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby by the Company, or (ii) could reasonably be expected to have a material adverse effect on the business, assets (including intangible assets), capitalization, financial condition, Intellectual Property, prospects or results of operations of the Company and its subsidiaries, taken as a whole;

“material change”, “material fact” and “misrepresentation” have the respective meanings ascribed thereto in the Securities Act (British Columbia);

“MI 11-102” means Multilateral Instrument 11-102 – Passport System;

“MJDS” means the multi-jurisdictional disclosure system described in National Instrument 71-101 of the Canadian Securities Administrators, as amended;

“Money Laundering Laws” has the meaning given to that term in subsection 5(1)(iii) hereof;

“NI 44-101” means National Instrument 44-101 – Short Form Prospectus Distributions;

“NI 44-102” means National Instrument 44-102 – Shelf Distributions;

“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations;

“NI 52-109” means National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings;

“NI 52-110” means National Instrument 52-110 – Audit Committees;

“NP 11-202” means National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions;

“OFAC” has the meaning given to that term in subsection 5(1)(jjj) hereof;

“Offered Securities” has the meaning given to such term on the face page of this Agreement;

“Offering” has the meaning given to such term on the face page of this Agreement;

“OTCQB” means the Venture Market of the OTC Markets Group;

“Over-Allotment Option” has the meaning ascribed thereto on the face page of this Agreement;

“Person” means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, Governmental Authority, court, and where the context requires, any of the foregoing;

“Preliminary Prospectus Supplements” means the Preliminary Canadian Prospectus Supplement and the Preliminary U.S. Prospectus;

“Principal Regulator” means the British Columbia Securities Commission;

“Prospectuses” means the Canadian Prospectus and the U.S. Prospectus;

“Prospectus Supplements” means the Canadian Prospectus Supplement and the U.S. Prospectus Supplement;

“Qualified Institutional Buyer” means a “qualified institutional buyer” as defined in Rule 144A;

“Qualifying Jurisdictions” means, collectively, each of the provinces of Canada;

“Registration Statement” means the registration statement on Form S-3 (File No. 333-215286) of the Company, as amended to the date of this Agreement, and including the exhibits thereto and the documents incorporated by reference therein and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430 A or Rule 430B under the U.S. Securities Act;

“SEC” means the United States Securities and Exchange Commission;

“SEC Rules and Regulations” means the published rules and regulations of the SEC;

“Securities Commissions” means the applicable securities commission or regulatory authority in each of the Qualifying Jurisdictions;

“Selling Firm” has the meaning given to such term on the face page of this Agreement;

“Standard Listing Conditions” means the customary post-closing conditions imposed by the TSX in connection with the listing and posting for trading on the TSX of the Offered Securities;

“subsidiary” means a subsidiary for purposes of the Securities Act (British Columbia);

“Subsidiary” has the meaning ascribed thereto in subsection 5(1)(b) of this Agreement;

“Supplementary Material” means, collectively, any amendment to a Prospectus, any amended or supplemented Prospectus or any ancillary material, information, evidence, return, report, application, statement or document which may be filed by or on behalf of the Company under Applicable Securities Laws with the SEC or the Securities Commissions relating to the qualification for distribution of, inter alia, the Offered Securities;

“Taxes” has the meaning given to that term in subsection 5(1)(ff) hereof;

“Time of Closing” means 5:00 a.m. (Vancouver time) on the Closing Date or any other time on the Closing Date as may be agreed to by Company and the Underwriters;

“Time of Sale Disclosure Package” means the Base Prospectus, the Prospectus most recently filed with the Commission before the time of this Agreement and the description of the transaction provided by the Underwriters included on Schedule I.

“TSX” means the Toronto Stock Exchange;

“Underwriters” has the meaning given to such term on the face page of this Agreement;

“Underwriting Fee” has the meaning ascribed thereto in Section 10 of this Agreement;

“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

“U.S. Base Prospectus” means the final base prospectus of the Company, dated January 6, 2017, including any Documents Incorporated by Reference, filed with the SEC pursuant to Rule 424(b) under the U.S. Securities Act and deemed to be a part of the Registration Statement pursuant to Rule 430B;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Preliminary Prospectus Supplement” means the preliminary prospectus supplement of the Company, dated February 8, 2017, including any Documents Incorporated by Reference, filed with the SEC pursuant to Rule 424(b) under the U.S. Securities Act and deemed to be a part of the Registration Statement pursuant to Rule 430B;

“U.S. Prospectus Supplement” means the prospectus supplement relating to the Offered Securities to be filed with the SEC pursuant to Rule 424(b) under the U.S. Securities Act in accordance with Section 3(1) hereof;

“U.S. Prospectus” means the U.S. Base Prospectus as supplemented by the U.S. Preliminary Prospectus Supplement and the U.S. Prospectus Supplement;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

“U.S. Securities Laws” means all applicable securities legislation in the United States, including without limitation, the SEC Rules and Regulations, the U.S. Securities Act, the U.S. Exchange Act and the rules and regulations promulgated thereunder, and any applicable state securities laws.

(2)	Headings, etc. The division of this Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Agreement.

(3)	Currency. Except as otherwise indicated, all amounts expressed herein in terms of money refer to lawful currency of the United States and all payments to be made hereunder shall be made in such currency. References in this Agreement to “CDN $” shall be to Canadian dollars and references to “US $” shall be to United States dollars.

(4)	Capitalized Terms. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectuses.

(5)	Schedules. The following Schedules are attached to this Agreement and are deemed to be part of and incorporated in this Agreement:

Schedule	Title

“I”	Final Term Sheet
“A”	Form of Lock-Up
“B”	Locked-Up Shareholders

Section 2        Nature of the Offering

(1)	Subject to the terms and conditions of this Agreement, the Underwriters hereby offer to purchase the Offered Securities and, by acceptance of this Agreement, the Company agrees to sell to the Underwriters, and the Underwriters agree severally, in the respective percentages set forth in Section 16 of this Agreement, and not jointly, to purchase at the Time of Closing all, but not less than all, of the Initial Shares at the Issue Price.

(2)	The Company meets the general eligibility requirements for use of Form S-3 under the U.S. Securities Act and has prepared and filed with the SEC the Registration Statement, the U.S. Base Prospectus and the U.S. Preliminary Prospectus Supplement. The Registration Statement has been declared effective by the SEC. No stop order suspending the effectiveness of the Registration Statement has been issued by the SEC, nor has any proceeding with respect thereto been instituted or, to the Company’s knowledge, threatened by the SEC.

(3)	The Company meets the general eligibility requirements for use of a short form prospectus under NI 44-101 and a short form base shelf prospectus under NI 44-102 and is eligible to make use of the MJDS for the distribution of the Offered Securities in the Qualifying Jurisdictions. The Company has prepared and filed with the Principal Regulator and the other Securities Commissions, the Canadian Preliminary Base Prospectus and the Canadian Base Prospectus in accordance with NI 44-101, NI 44-102 (and together with NI 44-101, the “Shelf Procedures”) and the MJDS and the Company has received a Dual Prospectus Receipt from the Principal Regulator representing the deemed receipt of each of the Securities Commissions pursuant to MI 11-102 and NP 11-202 for the Canadian Preliminary Base Prospectus on December 22, 2016 and for the Canadian Base Prospectus on January 26, 2017. The Company has also prepared and filed with the Securities Commissions in accordance with MJDS on February 8, 2017, the Canadian Preliminary Prospectus Supplement relating to the Class A Shares, which excluded certain pricing information, with the Securities Commissions, in accordance with the Shelf Procedures. No cease trade order suspending the distribution of the Class A Shares has been issued by the Securities Commissions and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by any Securities Commission, and any request on the part of any Securities Commission for additional information has been complied with.

(4)	The Company has fulfilled all requirements to be fulfilled by the Company, including the filing of the Canadian Base Prospectus and the Canadian Preliminary Prospectus Supplement, but excluding the preparation and filing of the Canadian Prospectus Supplement, to enable the Offered Securities to be offered for sale and sold to the public in the Qualifying Jurisdictions through registrants who have complied with the relevant provisions of applicable Canadian Securities Laws.

(5)	The Company agrees to pay to the Underwriters, in consideration of the Underwriters’ services to be rendered in connection with the Offering, the Underwriting Fee. The Underwriting Fee is payable at the Time of Closing in consideration of the services to be rendered by the Underwriters in connection with the Offering, which services shall include: (i) distributing the Offered Securities to the public both directly and through other registered dealers and brokers; (ii) assisting in the preparation of the Prospectus Supplements together with any Supplementary Material required to be filed under Applicable Securities Laws, and performing administrative work in connection with these matters; (iii) advising the Company with respect to the Offering; and (iv) all other services arising out of the agreement resulting from the Company’s acceptance of this offer. For greater certainty, the Underwriting Fee shall be payable in respect of any Additional Shares purchased by the Underwriters from the Company pursuant to the exercise of the Over-Allotment Option.

(6)	The Offered Securities to be issued and sold by the Company hereunder shall be duly and validly created and issued by the Company and, when issued and sold by the Company, the Offered Securities shall have the rights, privileges, restrictions and conditions that conform in all material respects to the rights, privileges, restrictions and conditions set forth in the Prospectus Supplements, subject to such modifications or changes (if any) prior to the Closing Date as may be agreed to in writing by the Company and the Underwriters. In addition, the Offered Securities shall be issued in compliance with all provincial, federal and state securities laws, including, without limitation, the Applicable Securities Laws.

(7)	The distribution of the Offered Securities shall be qualified by the Canadian Prospectus under Canadian Securities Laws in the Qualifying Jurisdictions and shall be registered under the U.S. Securities Act by the Registration Statement. The distribution of the Offered Securities may also take place in such countries of Europe and Asia as determined appropriate by the Underwriters in accordance with applicable laws, but provided that no prospectus, registration statement or similar document is required to be filed in any such country and the Company is not otherwise made subject to any ongoing compliance with any law or other regulation or rule.

(8)	The Offered Securities shall be quoted on the OTCQB by the Time of Closing, and an additional listing application in respect of the Offered Securities and the Offered Securities shall have been conditionally approved for listing and posting for trading on the TSX, subject only to the satisfaction by the Company of the Standard Listing Conditions.

(9)	The Company agrees that the Underwriters will be permitted to appoint other Selling Firms as their agents to assist in the Offering and that the Underwriters may determine the remuneration payable to such other dealers appointed by them. Such remuneration shall be payable by the Underwriters. The Underwriters shall comply, and ensure that any Selling Firm shall agree with the Underwriters to comply, with all applicable laws and with the covenants and obligations given by the Underwriters herein.

Section 3        Covenants

(1)	The Company shall forthwith prepare the U.S. Prospectus Supplement and the Canadian Prospectus Supplement in a form satisfactory to the Underwriters, acting reasonably, and in compliance with all Applicable Securities Laws and file the U.S. Prospectus Supplement with the SEC pursuant to Rule 424(b) of the SEC Rules and Regulations and the Canadian Prospectus Supplement with the Securities Commissions in accordance with applicable Canadian Securities Laws as soon as possible but in any event by no later than 5:00 p.m. (Vancouver time) on February 9, 2017 (or such later date and time as determined by the Underwriters in their sole discretion) and will provide evidence satisfactory to the Underwriters of such timely filings.

(2)	Upon the request of the Underwriters and on their behalf, the Company shall request a trading halt of its Class A Shares on the TSX and the OTCQB, as the Underwriters shall reasonably request in connection with the dissemination of news releases related to the Offering. The Underwriters acknowledge that the decision to halt trading is not the Company’s.

(3)

All references in this Agreement to financial statements and other information which is “contained,” “included” or “stated” in the Canadian Base Prospectus, the U.S. Base Prospectus, the Preliminary Prospectus Supplements or the Prospectus Supplements (or other references of like import) shall be deemed to mean and include all such financial statements and other information which is incorporated by reference in or otherwise deemed by Canadian Securities Laws to be a part of or included therein, as the case may be.

(4)	For purposes of this Agreement, all references to the Canadian Prospectus, or any amendment or supplement to any of the foregoing (including any Supplementary Material), shall be deemed to include the copy filed with the Securities Commissions on SEDAR.

(5)	During the period commencing on the date of this Agreement until the Underwriters notify the Company of the completion of the distribution of the Offered Securities, the Company will promptly inform the Underwriters, and confirm by notice in writing, of the full particulars of:

(a)	when the U.S. Prospectus Supplement shall have been filed with the SEC pursuant to Rule 424(b) of the SEC Rules and Regulations;

(b)	when the Canadian Prospectus Supplement shall have been filed with the Securities Commissions pursuant to applicable Canadian Securities Laws;

(c)	when any Marketing Materials, standard term sheet, or Supplementary Material shall have been filed with a Securities Commission or the SEC;

(d)	any request by any Securities Commission or the SEC or the respective staff thereof to amend or supplement the Registration Statement, the U.S. Base Prospectus, the Canadian Base Prospectus, the Preliminary Prospectus Supplements, the Prospectus Supplements or for any additional information including, without limitation, information in respect of the Offering;

(e)	the issuance by any Securities Commission or the SEC of any stop order suspending the effectiveness of the Registration Statement, the U.S. Base Prospectus, the Canadian Base Prospectus, the Preliminary Prospectus Supplements or the Prospectus Supplements or of any notice that would prevent the use thereof or the institution or threatening of any proceeding for any such purpose;

(f)	the receipt by the Company of any communication from the TSX or the OTCQB related to the Prospectuses, the Offering or the listing of the Class A Shares on the TSX or the OTCQB;

(g)	any other notice or other correspondence received by the Company from any Securities Commission, the SEC, the TSX, the OTCQB or any other competent authority, including, without limitation, any other Governmental Authority, requesting any information, meeting or hearing relating to the Company or its securities, the Offering or any other event or state of affairs, in respect of the foregoing, that the Company reasonably believes could have a Material Adverse Effect; and

(h)	the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the institution or threatening of any proceedings for such purpose.

(6)

The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection and, upon such issuance, occurrence or objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment or supplement to the Registration Statement or the Prospectuses or a new registration statement or prospectus and using its commercially reasonable efforts to have such amendment, supplement or new registration statement or prospectus declared effective or qualified as soon as practicable.

(7)	During the period of distribution of the Offered Securities, prior to the filing with any Securities Commissions or the SEC of any Marketing Materials, Supplementary Material or any Documents Incorporated by Reference after the date hereof, the Company shall, in the case of Marketing Materials or Supplementary Material, have allowed the Underwriters and the Underwriters’ counsel to participate fully in the preparation of, and to approve the form of, such documents.

(8)	The Company shall make generally available to its securityholders as soon as practicable, but in any event not later than 18 months after the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement, an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the U.S. Securities Act and the SEC Rules and Regulations (including Rule 158 under the U.S. Securities Act).

(9)	During the period from the date hereof until completion of the distribution of the Offered Securities, the Company shall allow the Underwriters to conduct all due diligence which they may reasonably require in order to fulfill their obligations as underwriters and in order to enable the Underwriters responsibly to execute the certificates required to be executed by them in the Canadian Prospectus or in any Supplementary Material. Without limiting the generality of the foregoing, the Company shall make available its directors, senior management, audit committee, auditors, legal counsel and other experts to answer any questions which the Underwriters may have, acting reasonably, and to participate in a due diligence session to be held prior to the filing of the Prospectus Supplements (the “Due Diligence Session”) and a bring-down Due Diligence Session prior to the Time of Closing.

(10)	The Company shall, in cooperation with the Underwriters, take such action as the Underwriters may reasonably request to qualify the Offered Securities for offering and sale under the securities laws of such jurisdictions as the Underwriters may designate and maintain such qualification in effect for so long as shall be necessary to effect the distribution of the Offered Securities as contemplated hereby; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subjected.

(11)	Until the distribution of the Offered Securities shall have been completed, the Company shall promptly take or cause to be taken all additional steps and proceedings that from time to time may be required under the Securities Laws to continue to qualify the Offered Securities for distribution in all of the Qualifying Jurisdictions and to qualify the Offered Securities for distribution in the United States or, in the event that the Offered Securities have, for any reason, ceased so to qualify, to again qualify the Offered Securities.

(12)	The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the U.S. Securities Laws, Canadian Securities Laws or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(13)	The Company will use the net proceeds received by it from the sale of the Offered Securities in the manner to be specified in the Prospectus Supplements under the heading “Use of Proceeds”.

(14)	[Reserved]

(15)	The Company hereby authorizes and directs the Underwriters, to hold back from the proceeds arising from the Offering all fees and disbursements of Underwriters’ Counsel payable by the Company pursuant to Section 15 hereof for payment to Underwriters’ counsel.

(16)	During the distribution of the Offered Securities, the Company and the Underwriters, shall approve in writing, prior to such time that Marketing Documents are provided to potential investors, any Marketing Documents reasonably requested to be provided by the Underwriters to any potential investor, such Marketing Documents to comply with Canadian Securities Laws. The Company shall file a template version of such Marketing Documents with the Securities Commissions, and the SEC, if required, as soon as reasonably practicable after such Marketing Documents are so approved in writing by the Company and the Underwriters and in any event on or before the day the Marketing Documents are first provided to any potential investor, and such filing shall constitute the Underwriters’ authority to use such Marketing Documents in connection with the Offering. Any comparables shall be redacted from the template version in accordance with NI 44-102 prior to filing such template version with the Securities Commissions and a complete template version containing such comparables and any disclosure relating to the comparables, if any, shall be delivered to the Securities Commission by the Company.

(17)	The Underwriters shall use their commercially reasonable efforts to complete, and to cause each Selling Firm to complete, the distribution of the Offered Securities as promptly as possible after the Closing Date, and shall, and shall cause each Selling Firm to, after the Closing Date, give prompt written notice to the Company, when they have completed distribution of the Offered Securities in the Qualifying Jurisdictions, including notice of the total proceeds realized or number of Offered Securities sold in each of the Qualifying Jurisdictions and any other jurisdiction.

(18)	The Company and the Underwriters, on a several basis, covenant and agree:

(a)	not to provide any potential investor with any Marketing Documents unless a template version of such Marketing Documents has been filed by the Company with the Securities Commissions, and the SEC, if required, on or before the day such Marketing Documents are first provided to any potential investor;

(b)	not to provide any potential investor with any materials or information in relation to the distribution of the Offered Securities or the Company other than (i) such Marketing Documents that have been approved and filed in accordance with subsection 3(18)(a), (ii) the Prospectus, and (iii) any standard term sheets approved in writing by the Company and the Underwriters;

(c)	that only Marketing Documents approved and filed in accordance with subsection 3(18), and any standard term sheets approved in writing by the Company and the Underwriters, have been provided to potential investors; and

(d)	the Underwriters and the Company have approved the Investor Presentation, which was filed by the Company (in the French and English languages) on February 8, 2017.

Section 4        Delivery of Registration Statement, Prospectus and Related Matters

(1)	The Company shall deliver or cause to be delivered without charge to the Underwriters and the Underwriters’ counsel at the respective times indicated such number of the following documents as the Underwriters shall reasonably request:

(a)	prior to or contemporaneously with the execution of this Agreement:

(i)	copies of the Canadian Base Prospectus signed as required by Applicable Securities Laws;

(ii)	copies of the Canadian Preliminary Prospectus Supplement signed as required by Applicable Securities Laws

(iii)	signed copies of the Registration Statement as originally filed with the SEC and each amendment thereto (in each case including exhibits other than this Agreement);

(iv)	copies of the U.S. Preliminary Prospectus Supplement; and

(v)	copies of the Documents Incorporated by Reference as of the date of this Agreement.

(b)	as soon as practicable and in any event no later than noon (local time at the place of delivery) on the Business Day following the date of filing of the U.S. Prospectus Supplement and the Canadian Prospectus Supplement, commercial copies of the Prospectuses, provided that the printing instructions are provided by the Underwriters to the Company at least two Business Days prior to such date;

(c)	as soon as they are available, (i) copies of any Supplementary Material, signed as required by Applicable Securities Laws, and (ii) copies of any Documents Incorporated by Reference which have not yet been delivered to the Underwriters in accordance with subsection 4(1)(a)(v);

(d)	at the time of execution of this Agreement, a “long-form” comfort letter dated such date (with the requisite procedures to be completed by such auditor within two Business Days of the date of such letter), in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters and the directors of the Company, from BDO Canada LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the Financial Statements and certain Financial Information contained in the Registration Statement and the Prospectuses, which letters shall be in addition to the auditors’ reports contained in the Prospectuses and any auditor’s comfort letter addressed to the Securities Commissions and filed with or delivered to the Securities Commissions under Canadian Securities Laws.

Comfort letters similar to the foregoing shall be provided to the Underwriters with respect to any Supplementary Material and any other relevant document at the time the same is presented to the Underwriters for their signature or, if the Underwriters’ signature is not required, at the time the same is filed. All such letters shall be in form and substance acceptable to the Underwriters, acting reasonably;

At the time of execution of this Agreement, a certificate dated as of such date, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters signed by the chief financial officer of the Company certifying certain financial matters.

(e)	opinions of Blake, Cassels & Graydon LLP, dated the date of the Preliminary Canadian Prospectus Supplement and the Canadian Prospectus Supplement, respectively, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters and the Company, to the effect that the French language version of each of the Preliminary Canadian Prospectus Supplement and the Canadian Prospectus Supplement, except the Financial Information, is, in all material respects, a complete and proper translation of the English language version thereof; and

(f)	opinions of BDO Canada LLP, dated the date of the Preliminary Canadian Prospectus Supplement and the Canadian Prospectus Supplement, respectively, in form and substance satisfactory to the Underwriters, acting reasonably, addressed to the Underwriters and the Company, to the effect that the French language version of the Financial Information is, in all material respects, a complete and proper translation of the English language version thereof.

(2)	The deliveries referred to in subsections 4(1)(a), (b), and (c), shall also constitute the Company’s consent to the use by the Underwriters and other Selling Firms of the Registration Statement, the Prospectuses and any such Supplementary Material in connection with the Offering, and the Company hereby represents and warrants to the Underwriters (and the Company hereby acknowledges that each of the Underwriters is relying on such representations and warranties in entering into this Agreement) that (except for information and statements relating solely to the Underwriters and furnished by them in writing specifically for use therein):

(a)	each document filed or to be filed with the SEC and incorporated by reference in the U.S. Prospectus, when such documents were or are filed with the SEC, conformed or will conform in all material respects to the requirements of the U.S. Exchange Act and the SEC Rules and Regulations and none of such documents, as of their respective dates, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact that is required to be stated therein or that is necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each document filed or to be filed with the Securities Commissions and incorporated by reference in the Canadian Prospectus, when such documents were or are filed with the Securities Commissions, conformed or will conform when so filed in all material respects to the applicable requirements of Canadian Securities Laws, and none of such documents, as of their respective dates, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact that is required to be stated therein or that is necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading provided however that this Section 4(2)(a) does not apply to statements or omissions in the such documents or “bona fide electronic road show” as defined in Rule 433(h)(5) of the SEC Rules and Regulations, made in reliance upon or in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of an Underwriter expressly for use therein;

(b)	the Canadian Prospectus, as of the date of the Canadian Prospectus Supplement and as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact that is required to be stated therein or that is necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Canadian Prospectus, as of the date of the Canadian Prospectus Supplement and as of the Closing Date, will constitute, full, true and plain disclosure of all material facts relating to the Securities and the Company provided however that this Section 4(2)(b) does not apply to statements or omissions in the Canadian Prospectus made in reliance upon or in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of an Underwriter expressly for use therein.

(c)	each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact that is required to be stated therein or that is necessary in order to make the statements therein not misleading;

(d)	the U.S. Prospectus, as of the date of the U.S. Prospectus Supplement and as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact that is required to be stated therein or that is necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(e)	the Registration Statement and the U.S. Base Prospectus comply, and the U.S. Prospectus will comply, in all material respects with the U.S. Securities Act and the SEC Rules and Regulations; the Canadian Base Prospectus conforms, and the Canadian Prospectus will conform, in all material respects with the applicable requirements of Canadian Securities Laws; and

(f)	since the date of the most recent Financial Statements included or incorporated by reference in the Prospectus Supplements (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus Supplements (exclusive of any supplement thereto).

(3)	Prior to the filing of the Canadian Prospectus Supplement, the Company shall deliver to the Underwriters copies of all consents of experts required pursuant to applicable Canadian Securities Laws.

(4)	The Company will promptly inform the Underwriters during the period prior to the completion of the distribution of the Offered Securities of the full particulars of:

(a)	any material change (whether actual, anticipated, threatened, contemplated, or proposed by, to, or against) (whether financial or otherwise) in the assets, liabilities (contingent or otherwise), business, affairs, operations, assets, financial condition, capital or prospects of the Company, considered on a consolidated basis;

(b)	any change in any material fact or any misstatement of any material fact contained in the Registration Statement, the Prospectuses or any Supplementary Material;

(c)	the occurrence or discovery of any new material fact, change in any material fact or event which, in any such case, is, or may be, of such a nature as to:

(i)	render the Registration Statement, the Time of Sale Disclosure Package, the Prospectuses, or any Supplementary Material, as they exist taken together in their entirety immediately prior to such event or change or new material fact, misleading, untrue or false in any respect or would result in any of such documents, as they exist taken together in their entirety immediately prior to such event, change or material fact, containing a misrepresentation (as defined under Canadian Securities Laws);

(ii)	result in any of the Registration Statement, the Prospectuses, or any Supplementary Material, as they exist taken together in their entirety immediately prior to such event, change or material fact, not complying with any Applicable Securities Laws;

(iii)	have a material effect on the market price or value of any of the Offered Securities or constitute a Material Adverse Effect; or

(iv)	reasonably be expected to be material to a prospective purchaser of the Offered Securities,

provided that if the Company is uncertain as to whether a material change, change in material fact, occurrence or event of the nature referred to in this Section 4 has occurred or been discovered, the Company shall promptly inform the Underwriters of the full particulars of the occurrence giving rise to the uncertainty and shall consult with the Underwriters as to whether the occurrence is of such nature.

(6)	If the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Offered Securities and if at such time any events shall have occurred as a result of which the Prospectus Supplements as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus Supplements are delivered, not misleading, or, if for any other reason it shall be necessary to amend the Registration Statement or the Canadian Base Prospectus, file a new registration statement or Canadian base prospectus or supplement the Prospectuses in order to comply with Applicable Securities Laws, the Company shall (i) promptly notify the Underwriters, (ii) subject to the first sentence of Section 3(5) hereof, prepare and file with the SEC or the Securities Commissions, as applicable, an amendment or supplement, new registration statement or new Canadian base prospectus to correct such misleading statement or omission, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective, or amendment to the Canadian Base Prospectus or new Canadian base prospectus receipted, as applicable, as soon as practicable in order to avoid any disruption in use of the Prospectuses, and (iv) furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of such documents; provided that the Company shall have allowed the Underwriters and the Underwriters’ counsel to participate fully in the preparation of any such documentation and conduct all due diligence investigations which the Underwriters may reasonably require in order to fulfill their obligations as underwriters and in order to enable the Underwriters responsibly to execute the certificate required to be executed by them in, or in connection with, any such filings.

Section 5         Representations and Warranties of the Company

(1)	In addition to the representations and warranties of the Company contained elsewhere in this Agreement, the Company represents and warrants to the Underwriters as of the date hereof, and acknowledges that the Underwriters are relying upon each of such representations and warranties in entering into this Agreement, that:

(a)	each of the Company and the Subsidiaries is a corporation duly incorporated, continued or amalgamated and validly existing and in good standing under the laws of the jurisdiction in which it was incorporated, continued or amalgamated, as the case may be, and has all requisite corporate power and authority to own, lease or operate its properties and assets and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; no steps or proceedings have been taken by the Company or a Subsidiary or, to the knowledge of the Company, any person, voluntary or otherwise, requiring or authorizing the dissolution or winding up of the Company or any of the Subsidiaries; and the Company has all requisite power and authority to issue and sell the Offered Securities, to grant the Over-Allotment Option and to execute, deliver and perform its obligations under this Agreement;

(b)	the Company has no direct or indirect subsidiaries other than the following (collectively, the “Subsidiaries” and each, a “Subsidiary”) nor any investment in any person which, for the financial year ended March 31, 2015 accounted for or which, for the financial year ending December 31, 2016, is expected to account for, more than five percent of the consolidated assets or consolidated revenues of the Company or would otherwise be material to the business and affairs of the Company on a consolidated basis:

Subsidiaries	Corporate Jurisdiction	Direct or Indirect Percentage Ownership
Neurohabilitation Corporation	Delaware	100%
Helius Medical Technologies (Canada), Inc	Canada	100%

(c)	the Company owns, directly or indirectly, all of the issued and outstanding shares of the Subsidiaries as indicated in the paragraph above, all of which are issued as fully paid and non-assessable shares, free and clear of all Liens and, other than as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectuses, no person, firm or corporation has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement, for the purchase from the Company or any Subsidiary of any interest in any of the shares in the capital of any of the Subsidiaries;

(d)	the Company and each of the Subsidiaries has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules and regulations of each jurisdiction in which it carries on business and with all laws, regulations, tariffs, rules, orders and directives material to its operation;

(e)

the Company has the authorized capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectuses; as of the close of business on February 8, 2017, 84,630,676 Class A Shares were issued and outstanding; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectuses; the outstanding Class A Shares have been duly and validly authorized and issued and are fully paid and non-assessable and have been issued in compliance with all Applicable Securities Laws and in accordance with the Company’s organizational documents; other than as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectuses, there is no agreement in force or effect which in any manner affects or will affect the voting or control of any of the securities of the Company;

(f)	[Reserved];

(g)	the form of certificate respecting the Class A Shares has been approved and adopted by the board of directors of the Company and does not conflict with the organizational documents of the Company or any applicable laws and complies with the rules and regulations of the TSX;

(h)	the Class A Shares are listed and posted for trading on the TSX and are quoted on the OTCQB, and the Company has applied to list the Offered Securities on the TSX and to be quoted on the OTCQB, and the Company has not taken any action which would be reasonably expected to result in the delisting or suspension of the Class A Shares on or from the TSX or be ineligible for quotation and inclusion on the OTCQB;

(i)	the Company is, and will at the Time of Closing be, in compliance in all material respects with with its timely and continuous disclosure obligations under Applicable Securities Laws and the by-laws, rules and regulations of the TSX and the OTCQB;

(j)	no order ceasing or suspending trading in securities of the Company or prohibiting the sale of securities by the Company has been issued by an exchange or securities regulatory authority, and no proceedings for this purpose have been instituted, or are, to the Company’s knowledge, pending, contemplated or threatened;

(k)	as at the date hereof, the Company is a “reporting issuer” in each of the provinces of Canada within the meaning of Canadian Securities Laws in such jurisdictions and is not currently in default of any requirement of the Canadian Securities Laws of such jurisdictions and the Company is not included on a list of defaulting reporting issuers maintained by any of the Securities Commissions of such jurisdictions;

(l)	the Offered Securities have been, or prior to the Time of Closing will be, duly and validly authorized for issuance and sale pursuant to this Agreement and when issued and delivered by the Company pursuant to this Agreement, against payment of the consideration set forth herein, the Offered Securities will be duly and validly issued and outstanding as fully paid and non-assessable Class A Shares. The Offered Securities, upon issuance, will not be issued in violation of or subject to any pre-emptive rights or contractual rights to purchase securities issued by the Company;

(m)

other than as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectuses no person or entity has the right to require registration of Class A Shares or other securities of the Company or its Subsidiaries because of the filing or effectiveness of the Registration Statement, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in Registration Statement or the Prospectuses, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its Subsidiaries under the Securities Act;

(n)	the Offered Securities will be qualified investments under the Income Tax Act (Canada) and the regulations thereunder for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans, deferred profit sharing plans, a registered disability savings plan and tax free savings accounts;

(o)	Computershare Trust Company of Canada at its offices in Vancouver, British Columbia has been duly appointed as the transfer agent and registrar for the Class A Shares;

(p)	other than as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectuses and other than options to purchase shares of Common Stock that have been granted pursuant to the Company’s equity incentive plans consistent with past practices, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued shares of the Company or any other agreement or option, for the issue or allotment of any unissued shares of the Company or any other security convertible into or exchangeable for any such shares or to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares of the Company;

(q)	the Company and the Subsidiaries hold all requisite licences, registrations, qualifications, permits and consents necessary or appropriate for carrying on the Company’s business as currently conducted and all such licences, registrations, qualifications, permits and consents are valid and subsisting and in good standing in all respects except where the failure to hold or the lack of good standing in respect of such licences, registrations, qualifications, permits and consents could reasonably be expected to have a Material Adverse Effect;

(r)	the Company has taken, or will have taken prior to the Time of Closing, all necessary corporate action, (i) to authorize the execution, delivery and performance of this Agreement, (ii) to validly create, issue and sell the Offered Securities, and (iii) to grant the Over-Allotment Option;

(s)	this Agreement has been duly authorized and executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principals when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

(t)

the execution and delivery of this Agreement and the fulfilment of the terms hereof and thereof by the Company, and the issuance, sale and delivery of the Offered Securities to be issued and sold by the Company and the grant of the Over-Allotment Option, do not and will not require the consent, approval, authorization, registration or qualification of or with any Governmental Authority, stock exchange or other third party, except: (i) those which have been obtained or those which may be required and shall be obtained prior to the Time of Closing under Applicable Securities Laws or the rules or regulations of the TSX, the OTCQB or the Financial Industry Regulatory Authority, Inc. (“FINRA”), including in compliance with the Applicable Securities Laws regarding the distribution of the Offered Securities and the grant of the Over-Allotment Option in the Qualifying Jurisdictions, and (ii) such customary post-closing notices or filings required to be submitted within the applicable time frame pursuant to Applicable Securities Laws and any “blue sky laws” in the United States, as may be required in connection with the Offering;

(u)	the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder do not and will not conflict with, result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both), (A) any statute, rule or regulation applicable to the Company or the Subsidiaries including, without limitation, Applicable Securities Laws and the rules and regulations of the TSX and the OTCQB, (B) the organizational documents or resolutions of the directors or shareholders of the Company and the Subsidiaries which are in effect at the date hereof, (C) any mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease or other document to which the Company or any Subsidiary is a party or by which any of them is bound, or (D) any judgment, decree or order binding against the Company or any of the Subsidiaries or the property or assets thereof, except for any such conflict, breach, default or violation, in the case of clauses (A), (C) and (D) hereof that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(v)	none of the Company nor any of the Subsidiaries is in violation or default of (i) any provision of its organizational documents, (ii) the terms of any contract, indenture, trust deed, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or its property may be bound, or (iii) any law, statute or any judgment, order, rule or regulation of any court or arbitrator or Governmental Authority having jurisdiction over the Company or such Subsidiary or any of its properties, except for any such default or violation in the case of clauses (ii) and (iii) that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(w)	the Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Prospectus Supplements, will not be an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended;

(x)	[Reserved];

(y)	there has not occurred any material adverse change, financial or otherwise, in the assets, liabilities (contingent or otherwise), business, financial condition or capital of the Company on a consolidated basis since September 30, 2016 which has not been publicly disclosed on a non-confidential basis, it being understood that the Company’s use of cash to fund its continued operations consistently with its public filings shall not be considered a material adverse change for these purposes; and the Company has not filed any confidential material change reports that remain confidential as at the date hereof;

(z)	the Financial Statements (i) comply with the requirements of Applicable Securities Laws, (ii) have been prepared in accordance with U.S. generally accepted accounting principles, applied on a basis consistent with prior periods, (iii) are, in all material respects, consistent with the books and records of the Company, (iv) contain and reflect all material adjustments for the fair presentation of the results of operations and the financial condition of the business of the Company for the periods covered thereby, (v) present fairly, in all material respects, the financial position of the Company as at the date thereof and the results of its operations and the changes in its financial position for the period then ended, (vi) contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of the Company, and (vii) do not omit to state any material fact that is required by generally accepted accounting principles or by applicable law to be stated or reflected therein or which is necessary to make the statements contained therein not misleading, and there has been no material change in accounting policies or practices of the Company since September 30, 2016, except as has been disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectuses. There are no “non-GAAP financial measures” (as such term is defined by the SEC Rules and Regulations) contained in or incorporated by reference into the Registration Statement, the Time of Sale Disclosure Package and the Prospectuses;

(aa)	there are no material off-balance sheet transactions, arrangements, obligations or liabilities of the Company or any of the Subsidiaries, whether direct, indirect, absolute, contingent or otherwise, which are required to be disclosed and are not disclosed or reflected in the Financial Statements;

(bb)	BDO Canada LLP, who audited the financial statements of the Company for the year ended March 31, 2016 and who provided their audit report thereon are an independent registered public accounting firm with respect to the Company within the meaning of the U.S. Securities Act and the SEC Rules and Regulations and the Public Company Accounting Oversight Board (United States), and are independent public accountants as required under applicable Canadian Securities Laws, and there has never been a reportable event (within the meaning of National Instrument 51-102) between the Company and BDO Canada LLP or, to the knowledge of the Company, any former auditors of the Company;

(cc)	neither the Company, nor any of the Subsidiaries has any liabilities, obligations, indebtedness or commitments, whether accrued, absolute, contingent or otherwise, which are not disclosed or referred to in the Financial Statements or referred to or disclosed herein, other than liabilities, obligations, or indebtedness or commitments: (i) incurred in the normal course of business; or (ii) which would not have a Material Adverse Effect;

(dd)

except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectuses the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United states and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures and internal control over financial reporting as those terms are defined in

NI 52-109 and as at September 30, 2016, such controls were effective. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectuses since the end of the Company’s most recent audited fiscal year, the Company is not aware of any material weakness in the Company’s internal control over financial reporting (whether or not remediated) or in the Company’s internal control over financial reporting that has materially affected or is reasonably likely to materially affect the Company’s internal control over financial reporting;

(ee)	the Company’s board of directors has validly appointed an audit committee who are independent under U.S. Securities Laws;

(ff)	except as disclosed in the Financial Statements, all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto, including any penalty and interest payable with respect thereto (collectively, “Taxes”), due and payable by the Company and the Subsidiaries have been timely paid, except where the failure to pay Taxes could not reasonably be expected to have a Material Adverse Effect. Except where the failure to file such documents could not reasonably be expected to have a Material Adverse Effect, all tax returns, declarations, remittances and filings required to be filed by the Company and the Subsidiaries have been timely filed with all appropriate Governmental Authorities, and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading. To the knowledge of the Company, no examination of any tax return of the Company or any Subsidiary is currently in progress and there are no issues or disputes outstanding with any Governmental Authority respecting any Taxes that have been paid, or may be payable, by the Company or any Subsidiary, in any case, except where such examinations, issues or disputes could not reasonably be expected to have a Material Adverse Effect;

(gg)	the Company and each of the Subsidiaries has established on its books and records reserves that are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Company or any of the Subsidiaries, and to the knowledge of the Company, there are no audits to be pending of the tax returns of the Company or any of the Subsidiaries (whether federal, state, provincial, local or foreign) and there are no outstanding claims which have been or may be asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any Governmental Authority of any deficiency that could reasonably be expected to have a Material Adverse Effect;

(hh)	no domestic or foreign taxation authority has asserted or , to the knowledge of the Company, threatened to assert any assessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Company or any of the Subsidiaries (including, without limitation, any predecessor companies) filed for any year, which could reasonably be expected to have a Material Adverse Effect;

(ii)	there are no transfer taxes or other similar fees or charges under Canadian or U.S. federal law or the laws of any state, province or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Offered Securities.

(jj)	no forward-looking information (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act or the Canadian Securities Laws) included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package, the Prospectuses or the Marketing Materials has been made or reaffirmed by the Company without a reasonable basis in terms of the data and assumptions used, or has been disclosed other than in good faith;

(kk)	except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectuses, and except as would not be and would not reasonably be expected to be, material to the Company, there are no actions, suits, judgments, investigations, inquires or proceedings outstanding (whether or not purportedly on behalf of the Company or any Subsidiary), pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or their respective directors or officers, at law or in equity or before or by any commission, board, bureau or agency and, to the knowledge of the Company, there is no basis therefor and neither the Company nor any Subsidiary is subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Authority which, either separately or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(ll)	except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectuses, no legal or governmental proceedings or inquiries are pending to which the Company or any Subsidiary is a party or to which its property is subject that would result in the revocation or modification of any material certificate, authority, permit or licence necessary to conduct the business of the Company and the Subsidiaries which, if the subject of an unfavourable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect and, to the knowledge of the Company, no such legal or governmental proceedings or inquiries have been threatened against or are contemplated against the Company or the Subsidiaries or with respect to their properties and assets;

(mm)	the Company and the Subsidiaries have good, valid and marketable title to and have all necessary rights in respect of all of the respective material property and assets owned, leased, licensed, loaned or used by them or over which they have rights, free and clear of Liens and no other rights are necessary for the conduct of the business of the Company or the Subsidiaries, the Company knows of no claim or basis for any claim that might or could have a Material Adverse Effect on the rights of the Company or the Subsidiaries to use, transfer, license, sell, operate or otherwise exploit such assets and neither the Company nor the Subsidiaries have any obligation to pay any commission, license fee or similar payment to any person in respect thereof, other than as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectuses;

(nn)

any and all of the agreements and other documents and instruments pursuant to which the Company and the Subsidiaries hold their respective material property and assets (including any interest in, or right to earn an interest in, any Intellectual Property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with their terms; neither the Company nor any Subsidiary is in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged; all material leases, licences and claims pursuant to which the Company or the Subsidiaries derive their interests in such property and assets are in good standing and there has been no material default under any such lease, licence or claim that have not been remedied or waived. None of the material properties (or any interest in, or right to earn an interest in, any property) of the Company or any Subsidiary is subject to any right of first refusal or purchase or acquisition right granted by the Company which is not disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectuses;

(oo)	the assets of the Company and the Subsidiaries and their business and operations are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, except for any lack of coverage that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and such coverage is in full force and effect and the Company has not failed to promptly give any notice of any material claim thereunder;

(pp)	except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectuses, to the knowledge of the Company, none of the officers or employees of the Company or any Subsidiary, any person who owns, directly or indirectly, more than 10% of any class of securities of the Company or securities of any person exchangeable for more than 10% of any class of securities of the Company, or any associate or affiliate of any of the foregoing, had or has any material interest, direct or indirect, in any transaction (including, without limitation, any loan made to or by any such person) with the Company or any Subsidiary which, as the case may be, materially affects or is material to the Company on a consolidated basis;

(qq)	neither the Company nor any Subsidiary has made any material loans to or guaranteed the obligations of any person other than another Subsidiary of the Company;

(rr)	neither the Company nor any Subsidiary owns or has any rights, title or interest whatsoever in any real property;

(ss)	with respect to each premises of the Company or the Subsidiaries which is material to the Company and the Subsidiaries on a consolidated basis and which the Company or any of the Subsidiaries occupies as tenant (the “Leased Premises”), the Company or such Subsidiary occupies the Leased Premises and has the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Company and/or such Subsidiary occupies the Leased Premises is in good standing and in full force and effect;

(tt)	each of the Company and the Subsidiaries are currently in compliance with any and all applicable federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to the environment or environmental issues (including air, surface, water and stratospheric matters), pollution or protection of human health and safety; and there are no pending or, to the knowledge of the Company, any threatened, administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any environmental laws, except where any non-compliance with any such provisions could not reasonably be expected to have a Material Adverse Effect. The facilities and operations of the Company and the Subsidiaries are currently being conducted, and to the knowledge of the Company have been conducted, in all material respects in accordance with all applicable workers’ compensation and health and safety and workplace laws, regulations and policies;

(uu)	the Company and/or the Subsidiaries are the exclusive owners of and possess all right, title and interest in and to all Company IP, or have an exclusive license or right to use, and sub-license the Licensed IP as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectuses, such Intellectual Property being used by the Company or the Subsidiaries in connection with their businesses and operations, with good and marketable title or valid licenses thereto, free and clear of all Liens and subject to the terms and conditions of the licenses;

(vv)	the Company and the Subsidiaries have taken commercially reasonable steps to maintain, and have not taken any steps that could constitute abandonment of, the Company IP, including paying all necessary fees and filing all appropriate registrations, affidavits and renewals with the appropriate Governmental Authorities;

(ww)	the Company and the Subsidiaries, as applicable, have entered into valid and enforceable written agreements pursuant to which the Company and the Material Subsidiaries, as applicable, have been granted all licenses and permissions to use, reproduce, sub-license, modify, update, enhance or otherwise exploit any Licensed IP to the extent required in the business of the Company and the Material Subsidiaries;

(xx)	all of the Company IP owned by the Company or the Subsidiaries was created by employees in the course of their employment or by contractors who have transferred and assigned all of their rights in and to such Company IP to the Company or the Subsidiaries pursuant to written assignment agreements and have waived their moral rights in and to such Intellectual Property;

(yy)	each employee of and contractor to the Company or the Subsidiaries has signed a confidentiality and non-disclosure agreement and, to the knowledge of the Company, there have not been any breaches of such confidentiality and non-disclosure agreements and the employment of any employee or the retainer of any consultant of the Company or the Subsidiaries does not, to the knowledge of the Company, violate any non-disclosure or non-competition agreement between any employee or consultant and a third party;

(zz)	except for such licenses, sublicenses and other agreements relating to off-the-shelf software, which is commercially available on a retail basis, each of the Company and the Subsidiaries has performed all obligations imposed upon it pursuant to all licenses, sublicenses, distributor agreements, and other agreements under which the Company or the Subsidiaries is either a licensor, licensee or distributor, relating to the Company IP or the Licensed IP, all of which are, to the knowledge of the Company, valid, enforceable and in full force and effect and which contain terms and conditions prohibiting the unauthorized use, reproduction, disclosure, reverse engineering or transfer of such Intellectual Property, and neither the Company nor the Subsidiaries, nor to the knowledge of the Company any other party thereto, is in breach of or default thereunder in any material respect, nor is there any event which with notice or lapse of time or both would constitute a material default thereunder;

(aaa)	to the knowledge of the Company, the business operations, or the products or services owned, used, developed, sold, provided, imported, made or licensed by the Company or the Subsidiaries, infringes upon or otherwise violates any Intellectual Property rights of others;

(bbb)	except as disclosed in the Registration Statement, the Time of Sale disclosure Package and the Prospectuses, none of the Company IP or the Licensed IP is subject to any outstanding order, and no claims are pending or, to the knowledge of the Company, threatened, which: (A) challenge the validity, enforceability, use, ownership or right in or to any such Intellectual Property, (B) allege that the operation of the Company or the Subsidiaries’ business infringes or otherwise violates any Intellectual Property right or other proprietary rights(s) of a third party, and the Company has no knowledge of any facts which would form a valid basis for any such claim; or (C) contest the right of the Company or the Subsidiaries to sell, license or use any material products or services of the Company or the Subsidiaries;

(ccc)	to the knowledge of the Company, no person is infringing upon or otherwise violating the Company IP or the Licensed IP and neither the Company nor the Subsidiaries have brought or threatened any action, suit or proceeding for unauthorized use, disclosure, infringement or misappropriation of such Intellectual Property or breach of any license or agreement involving such Intellectual Property against any third party;

(ddd)	to the knowledge of the Company, each of the Company and the Subsidiaries has taken commercially reasonable actions to maintain and protect each item of the Company IP, including taking commercially reasonable actions and precautions to protect the secrecy, confidentiality and value of its trade secrets and the proprietary and confidential nature and value of its Intellectual Property;

(eee)	all forms of testing and investigation that have been sponsored by or otherwise been conducted by, on behalf of, or for the benefit of the Company or any subsidiary in furtherance of product development and improvement have been and, to the extent pending, are being conducted in accordance in all material respects with all statutes, laws, rules and regulations, as applicable (including, without limitation, those administered by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any supranational, foreign, federal, state, provincial, or local governmental or regulatory authority performing functions similar to those performed by the FDA), and neither the Company nor its Subsidiaries has received any notices or other correspondence questioning the material compliance or acceptability of any such testing in any material respect to support regulatory filings. To Company’s knowledge, to the extent any studies cited in the Registration Statement and the Prospectuses are not captured by the preceding sentence, such studies were and are also being conducted in accordance in all material respects with all statutes, laws, rules and regulations, as applicable. All statements regarding or reference to studies, clinical evidence, and testing, performance or other product data (regardless of the source or sponsor) that are included in the Registration Statement and the Prospectuses are accurate and complete in all material respects and fairly and accurately present the subject information, and each of the Company and its Subsidiaries has no knowledge of other data which are materially inconsistent with or otherwise call into question in any material respect such information described or referred to in the Registration Statement and the Prospectuses;

(fff)

the Company has established and administers a compliance program applicable to the Company and its Subsidiaries, to assist the Company, its Subsidiaries and their directors, officers, employees and agents of the Company and its Subsidiaries in complying with applicable Health Care Laws (as defined below). Except as would not be reasonably expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries has failed to file with the applicable regulatory authorities (excluding the

FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) any filing, declaration, listing, registration, report or submission that is required to be so filed. Except as would not be reasonably expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries has failed to file with the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA, any filing, declaration, listing, registration, report or submission that is required to be so filed. All such filings were in material compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority (including, without limitation, the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) with respect to any such filings, declarations, listings, registrations, reports or submissions;

(ggg)

the Company and its Subsidiaries are and at all times have been, in compliance with all Health Care Laws (as defined below) to the extent applicable to the Company, its Subsidiaries, and its or their products, operations, and activities, and have not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, criminal conviction, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state health care program or federal health care program, other than any instances of non-compliance or activities that would not reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” means: (A) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.); (B) all applicable supranational, foreign, federal, state, provincial, and local health care related fraud and abuse laws and regulations, including, without limitation, the U.S. federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the Stark Law (42 U.S.C. § 1395nn), the U.S. civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. §§ 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7) and the civil monetary penalties law (42 U.S.C. § 1320a-7a); (C) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. §§ 17921 et seq.); (D) the Public Health Service Act (42 U.S.C. §§ 201 et seq.) (“PHS”); (E) the Medicare statute (Title XVIII of the Social Security Act); (vi) the Medicaid statute (Title XIX of the Social Security Act); (F) the Federal Trade Commission Act (15 U.S.C. §§ 41-58) as relevant to the advertising of non-restricted medical devices; (G) the regulations promulgated pursuant to such laws; (H) any and all other applicable supranational, foreign, federal, state, provincial, and local laws relating to the manufacturing, development, testing, labeling, marketing, advertising, promotion, or distribution of medical devices; the billing, payment, or reimbursement of or for medical devices or medical procedures involving those devices; kickbacks; referrals; the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs; and quality, safety, privacy, security, licensure or any other aspect of providing medical devices. Neither the Company nor any of its Subsidiaries have received notice of any claim, action, suit, audit, proceeding, hearing, enforcement, investigation, arbitration or other action (“Actions”) from any court, arbitrator, or any other governmental or regulatory authority, or third party alleging or asserting any liability under, any non-compliance with, or that any product, operation or activity is in violation of any Health Care Laws, and, to the knowledge of the Company, no such Action is threatened, other than any Action that would not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to give rise to liability of the Company under Health Care Laws, other than any liability that would not reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries have filed, obtained, maintained, and submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Law or any Permit (“Filings”) in all material respects, and all such Filings were complete and correct in all material respects and not misleading in any material respect on the date filed (or were corrected or supplemented by a subsequent Filing). Neither the Company nor any of its Subsidiaries have offered, paid, solicited or received any remuneration, discount, or rebate, to or from any Person except in compliance in all respects with all Health Care Laws, other than any instance of non-compliance as would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries are a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Regulatory Agency or any other governmental or regulatory authority, which is reasonably likely to result in a Material Adverse Effect. Additionally, neither the Company, nor any of its Subsidiaries, nor any of their respective employees, officers, directors and agents (while acting in such capacity), have been excluded, suspended or debarred from participation in, or is otherwise ineligible to participate in, any U.S. state or federal health care program or is subject to a pending or threatened governmental inquiry, investigation, proceeding, or any other Action that would reasonably be expected to result in debarment, suspension, exclusion or ineligibility. The manufacturing of products by or on behalf of the Company and any of its Subsidiaries is being conducted in compliance with all applicable Health Care Laws, including, without limitation, applicable aspects of the FDA’s Quality System regulations for products sold in the United States, and the respective counterparts thereof promulgated by governmental authorities in countries outside the United States, except for any instances of non-compliance as would not reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries have had any product or manufacturing site (whether Company- or subsidiary-owned or that of a contract manufacturer for the products) subject to a governmental authority (including the FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other governmental authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company or any of its Subsidiaries’ products, processes or operations, or similar correspondence or notice from the FDA or other governmental or regulatory authority alleging or asserting material noncompliance with any applicable Health Care Law. To the knowledge of the Company, neither the FDA nor any other governmental authority is considering such action;

(hhh)	the Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules and regulations promulgated thereunder or implementing the provisions thereof;

(iii)	no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders (or analogous interest holders) of the Company or any of its affiliates on the other hand, which is required to be described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectuses and which is not so described;

(jjj)	there is not currently any labour disruption, grievance, arbitration proceeding or other conflict which could reasonably be expected to have a Material Adverse Effect, and the Company and the Subsidiaries are in compliance with all provisions of all federal, state, provincial, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where non-compliance with any such provisions could reasonably be expected to have a Material Adverse Effect;

(kkk)	no union has been accredited or otherwise designated to represent any employees of the Company or any Subsidiary and, to the knowledge of the Company, no accreditation request or other representation question is pending with respect to the employees of the Company or any Subsidiary and no collective agreement or collective bargaining agreement or modification thereof has expired or is in effect in any of the Company’s facilities and none is currently being negotiated by the Company or any Subsidiary; except as could not reasonably be expected to have a Material Adverse Effect, no labour disturbance by or dispute with employees of the Company or any of the Subsidiaries currently exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labour disturbance by, or dispute with, the employees of any of its or the Subsidiaries’ principal suppliers, contractors or customers;

(lll)	the Registration Statement, the Time of Sale Disclosure Package and the Prospectuses disclose, to the extent required by Applicable Securities Laws, each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay contributed to, or required to be contributed to, by the Company for the benefit of any current or former director, officer, employee or consultant of the Company (the “Employee Plans”), each of which has been maintained in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plans;

(mmm)	except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectuses, the Company and each of the Subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the U.S. Exchange Act) that are designed to ensure that the information required to be disclosed by the Company and its Subsidiaries in the reports they file or submit under the U.S. Exchange Act is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure to be made; such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectuses, the Company and each of its Subsidiaries also maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(nnn)	neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(ooo)	to the knowledge of the Company, the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(ppp)	to the knowledge of the Company, neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, to the knowledge of the Company, currently subject to any U.S. sanctions administered by OFAC;

(qqq)	neither the Company nor, to the knowledge of the Company, any of the Company’s officers, directors or affiliates has taken, nor at the Closing Date will have taken, directly or indirectly, any action which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of sale or resale of the Offered Securities;

(rrr)	the minute books and records of the Company and the Subsidiaries made available to counsel for the Underwriters in connection with their due diligence investigation of the Company are all of the minute books and records of the Company and the Subsidiaries, respectively, and contain copies of all material proceedings (or certified copies thereof or drafts thereof pending approval) of the stockholders, the directors and all committees of directors of the Company and the Subsidiaries to the date of review of such corporate records and minute books and there have been no other meetings, resolutions or proceedings of the stockholders, directors or any committees of the directors of the Company or any Subsidiary to the date hereof not reflected in such minute books and other records, other than those which have been disclosed to the Underwriters or which are not material in the context of the Company and the Subsidiaries, on a consolidated basis;

(sss)	The Company has not sold or issued any securities that are required to be integrated with the Offering;

(ttt)	the Company has not withheld and will not withhold from the Underwriters prior to the Time of Closing, any material facts relating to the Company, the Subsidiaries or the Offering; and

(uuu)	neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any Person (other than this Agreement) that would give rise to a valid claim against the Company or any of the Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the Offering.

Section 6         Closing

(1)	The closing of the Offering will be completed at the offices of Blake, Cassels & Graydon LLP in Vancouver, British Columbia at the Time of Closing.

(2)	At the Time of Closing, subject to the terms and conditions contained in this Agreement, the Company shall deposit electronically with CDS through its non-certificated inventory system, for the respective accounts of the Underwriters, the Initial Shares, registered as directed by the Underwriters in writing not less than 24 hours prior to the Time of Closing, against payment of the purchase price by certified cheque, bank draft or wire transfer dated the Closing Date and payable to the Company or as it may direct. The Company will, at the Time of Closing and upon such payment of the aggregate purchase price to the Company, make payment in full of the Underwriting Fee which may be made by the Company directing the Underwriters to withhold the Underwriting Fee and the reasonable expenses of the Underwriters payable pursuant to Section 15 of this Agreement from the payment of the aggregate purchase price for the Initial Shares.

(3)	The purchase and sale of the Additional Shares, if required, shall be completed at such time and place as the Underwriters and the Company may agree, but in no event shall such closing occur later than five Business Days after written notice to purchase Additional Shares under the Over-Allotment Option is given in the manner contemplated herein.

(4)	At the Closing of the Over-Allotment Option, subject to the terms and conditions contained in this Agreement, the Company will: (i) deposit electronically with CDS through its non-certificated inventory system, for the respective accounts of the Underwriters, the Additional Shares registered as directed by the Underwriters in writing not less than 24 hours prior to the Time of Closing, against payment of the purchase price by certified cheque, bank draft or wire transfer dated the Closing Date and payable to the Company or as it may direct. The Company will, at the Time of Closing and upon such payment of the aggregate purchase price to the Company, make payment in full of the Underwriting Fee which may be made by the Company directing the Underwriters to withhold the Underwriting Fee and the reasonable expenses of the Underwriters payable pursuant to Section 15 of this Agreement from the payment of the aggregate purchase price for the Additional Shares.

(5)	The applicable terms, conditions and provisions of this Agreement (including the provisions of Section 7 relating to closing deliveries) shall apply mutatis mutandis to the Closing of the issuance of any Additional Shares pursuant to any exercise of the Over-Allotment Option.

(6)	In the event that the Company shall subdivide, consolidate, reclassify or otherwise change its Class A Shares during the period in which the Over-Allotment Option is exercisable, appropriate adjustments will be made to the Offering Price and to the number of Additional Shares issuable on exercise thereof such that the Underwriters are entitled to arrange for the sale of the same number and type of securities that the Underwriters would have otherwise arranged for had they exercised such Over-Allotment Option immediately prior to such subdivision, consolidation, reclassification or change.

Section 7         Conditions of Closing

The Underwriters’ several obligations under this Agreement (including the obligation to complete the purchase of the Offered Securities or any of them) are conditional upon and subject to the Underwriters receiving at the Time of Closing on each Closing Date:

(1)	favourable legal opinions addressed to the Underwriters, in form and substance satisfactory to the Underwriters, acting reasonably, and subject to customary assumptions, qualifications and limitations, dated as of the Closing Date, from the Company’s Canadian counsel, Blake, Cassels & Graydon LLP (which counsel may rely on, to the extent appropriate in the circumstances, upon local counsel or to arrange for separate opinions of local counsel and, as to matters of fact, may rely on certificates of officers, public officials or of the auditors or transfer agents of the Company), to the effect set forth below and to such other matters as the Underwriters may reasonably request, including without limitation, that:

(a)	the Company is a “reporting issuer”, or its equivalent, in each of the Qualifying Jurisdictions and it is not listed as in default of any of the Canadian Securities laws in the Qualifying Jurisdictions;

(b)	all necessary documents have been filed, all requisite proceedings have been taken and all approvals, permits and consents of the appropriate regulatory authority in each of the Qualifying Jurisdictions have been obtained by the Company to qualify the distribution to the public of the Offered Securities in each of the Qualifying Jurisdictions through persons who are registered under applicable Canadian Securities Laws and who have complied with the relevant provisions of applicable Canadian Securities Laws;

(c)	this Agreement has been duly executed and delivered by the Company to the extent covered by the laws of the Province of British Columbia and the federal laws of Canada applicable therein;

(d)	subject only to the Standard Listing Conditions, the Offered Securities have been conditionally approved for listing on the TSX;

(e)	the statements set forth in the Prospectus Supplements under the caption “Eligibility for Investment” are true and correct;

(f)	the statements set forth in the Prospectus Supplements under the caption “Material Canadian Federal Income Tax Consequences for Holders of Our Class A Common Stock”, insofar as they purport to describe the provisions of the laws referred to therein, are fair summaries of the matters discussed therein, subject to the assumptions, qualifications and limitations set out therein; and

(g)	this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to such other standard assumptions and qualifications including the qualifications that equitable remedies may be granted in the discretion of a court of competent jurisdiction and that enforcement of rights to indemnity, contribution and waiver of contribution may be limited by applicable law.

(2)	favourable legal opinions addressed to the Underwriters, in form and substance satisfactory to the Underwriters, acting reasonably, dated as of the Closing Date, from counsel to each of the Subsidiaries, which counsel in turn may rely, as to matters of fact, on certificates of auditors, public officials and officers of the Subsidiaries, as appropriate, with respect to the following matters: (i) each of the Subsidiaries is a corporation existing under the laws of the jurisdiction in which it was incorporated, amalgamated or continued, as the case may be, and has all requisite corporate power to carry on its business as now conducted and to own, lease and operate its property and assets and to conduct its business as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectuses; and (ii) the issued and outstanding shares of the Subsidiaries are registered, directly or indirectly, in the name of the Company;

(3)	favourable legal opinions addressed to the Underwriters, in form and substance satisfactory to the Underwriters, acting reasonably, and subject to customary assumptions, qualifications and limitations, dated as of such Closing Date, from the Company’s United States corporate counsel, Holland & Hart LLP (which counsel may rely on, to the extent appropriate in the circumstances, as to matters of fact, certificates of officers, public officials or of the auditors or transfer agents of the Company);

(4)	favourable legal opinions addressed to the Underwriters, in form and substance satisfactory to the Underwriters, acting reasonably, and subject to customary assumptions, qualifications and limitations, dated as of such Closing Date, from the Company’s United States counsel, Cooley LLP (which counsel may rely on, to the extent appropriate in the circumstances, as to matters of fact, certificates of officers, public officials or of the auditors or transfer agents of the Company);

(5)	favourable legal opinions addressed to the Underwriters, in form and substance satisfactory to the Underwriters, acting reasonably, and subject to customary assumptions, qualifications and limitations, dated as of such Closing Date, from the Company’s United States regulatory counsel, Morgan, Lewis & Bockius LLP (which counsel may rely on, to the extent appropriate in the circumstances, as to matters of fact, certificates of officers, public officials or of the auditors or transfer agents of the Company);

(6)	favourable legal opinions addressed to the Underwriters, in form and substance satisfactory to the Underwriters, acting reasonably, and subject to customary assumptions, qualifications and limitations, dated as of such Closing Date, from the Company’s United States Intellectual Property counsel, Proskauer Rose LLP (which counsel may rely on, to the extent appropriate in the circumstances, as to matters of fact, certificates of officers, public officials or of the auditors or transfer agents of the Company);

(7)	a Rule 10b-5 negative assurance statement, dated as of such Closing Date, of United States counsel for the Company, Cooley LLP, and of United States counsel to the Underwriters, DLA Piper LLP (US) in form and substance satisfactory to the Underwriters;

(8)	a copy of the written notice addressed to the Company from FINRA that it has “no objections” to the proposed underwriting terms and arrangements among the Company and the Underwriters set forth in this Agreement;

(9)	a certificate dated the Closing Date addressed to the Underwriters and signed by the Chief Executive Officer and Chief Financial Officer of the Company or such other officers as the Underwriters may agree, certifying for and on behalf of the Company, and not in their personal capacities, to the best of their knowledge, after having made due inquiries, with respect to the following matters:

(a)	no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Offered Securities or any other securities of the Company has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened under any Applicable Securities Laws or by any regulatory authority;

(b)	since the date of the most recent Financial Statements included or incorporated by reference in the Prospectus Supplements (exclusive of any supplement thereto), there has been no material change (actual, anticipated, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise), prospects or capital of the Company and its Subsidiaries, taken as a whole;

(c)	other than the Offering, no material change relating to the Company on a consolidated basis has occurred since the date of this Agreement with respect to which the requisite material change report has not been filed, and no such disclosure has been made on a confidential basis that remains confidential;

(d)	there has been no change in any material fact (which includes the disclosure of any previously undisclosed material fact or the existence of any new material fact) contained in the Prospectuses which fact or change is, or may be, of such a nature as to render any statement in the Prospectuses misleading or untrue in any material respect or which would result in a misrepresentation (as defined under Canadian Securities Laws) in the Prospecutuses or which would result in the Prospectuses not complying with Applicable Securities Laws;

(e)	the Company has complied in all material respects with all the covenants and satisfied in all material respects the terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Time of Closing; and

(f)	the representations and warranties of the Company contained in this Agreement and in any certificates of the Company delivered pursuant to or in connection with this Agreement, are true and correct in all material respects as at the Time of Closing, with the same force and effect as if made on and as at the Time of Closing, after giving effect to the transactions contemplated by this Agreement, except in respect of any representations and warranties that are to be true and correct as of a specified date, in which case they will be true and correct in all material respects as of that date only and in respect of any representations and warranties that are subject to a materiality qualification in which case, they will be true and correct in all respects;

(10)	a certificate dated as of such Closing Date, addressed to the Underwriters signed by two senior officers of the Company, in form and substance satisfactory to the Underwriters, acting reasonably, with respect to the articles, by-laws and other organizational documents of the Company, all resolutions of the board of directors of the Company relating to this Agreement, and the incumbency and specimen signatures of signing officers of the Company;

(11)	a certificate of Computershare Trust Company of Canada, as registrar and transfer agent of the Class A Shares in Canada, certifying as to the number of Class A Shares issued and outstanding on the Business Day prior to such Closing Date;

(12)	a comfort letter, dated as of such Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, from BDO Canada LLP bringing forward to the date which is two Business Days prior to the Closing Date the information contained in the comfort letter referred to in subsection 4(1)(d) of this Agreement; and

(13)	a certificate, dated as of such Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, from the chief financial officer of the Company bringing forward to the date which is two Business Days prior to the Closing Date the information contained in the certificate referred to in the third paragraph subsection 4(1)(d) of this Agreement;

(14)	The Underwriters shall not have exercised any rights of termination set forth in Section 11 of this Agreement.

(15)	The Company shall have complied in all material respects with the terms and conditions of this Agreement on its part to be complied with at or prior to the Closing Time.

(16)	The representations and warranties of the Company contained in this Agreement and in any certificates or other documents delivered by the Company pursuant to or in connection with this Agreement shall be true and correct in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Agreement, except in respect of any representations and warranties that are to be true and correct as of a specified date, in which case they will be true and correct in all material respects as of that date only and in respect of any representations and warranties that are subject to a materiality qualification in which case, they will be true and correct in all respects.

(17)	Each of the executive officers and directors of the Company and each shareholder of the Company listed on Schedule B shall have executed a lock-up agreement in the form set forth in Schedule “A” to this Agreement.

(18)	The Underwriters shall have received the Underwriting Fee in respect of the Offered Securities.

(19)	The Underwriters shall have received at the Time of Closing such further certificates, opinions of counsel and other documentation from the Company as may be contemplated herein or as the Underwriters may reasonably require, provided, however, that the Underwriters shall request any such certificate or document within a reasonable period prior to the Time of Closing that is sufficient for the Company to obtain and deliver such certificate, opinion or document, and in any event, at least 48 hours prior to the Time of Closing.

Section 8         Additional Covenants of the Company

In addition to any other covenant of the Company set forth in this Agreement, the Company covenants with the Underwriters that:

(a)	Other Filings. The Company will make all necessary filings, obtain all necessary regulatory consents and approvals (if any) and the Company will pay all filing fees required to be paid in connection with the transactions contemplated by this Agreement;

(b)	Press Releases. Subject to compliance with applicable law, until the Time of Closing, any press release of the Company will be provided in advance to the Underwriters, and the Company will accept reasonable comments from the Underwriters prior to the release thereof;

(c)	Compliance with Securities Laws. During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Underwriters the Prospectuses are no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Offered Securities as contemplated by the provisions hereof, the Registration Statement, the Time of Sale Disclosure Package and the Prospectuses. If during the Prospectus Delivery Period any event occurs the result of which would cause the Prospectuses to include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriter or counsel to the Underwriter to amend the Registration Statement or supplement the Prospectuses to comply with the Securities Act, or to file under the Exchange Act any document that would be deemed to be incorporated by reference in the Prospectuses in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Underwriter, allow the Underwriter the opportunity to provide reasonable comments on such amendment, prospectus supplement or document, and will amend the Registration Statement or supplement the Prospectuses or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance;

(d)	Qualification of Securities. The Company shall take or cause to be taken all necessary action to qualify the Offered Securities for sale under the securities laws of the United States and the Qualifying Jurisdictions and to continue such qualifications in effect so long as required for the distribution of the Offered Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject; and

(e)

Standstill. The Company agrees not to, directly or indirectly, offer, issue, sell, grant, secure, pledge, lend, or otherwise transfer, dispose of or monetize, or engage in any hedging transaction, or enter into any form of agreement or arrangement the consequence of which is to alter economic exposure to, or announce any intention to do so, in any manner whatsoever, any Class A Shares or other securities convertible into, exchangeable for, or otherwise exercisable to acquire Class A Shares or other equity securities of the Company for a period of 90 days after the Closing Date, without the prior written consent of each of the Underwriters, such consent not to be unreasonably withheld, except, in conjunction with: (i) the grant of stock options, restricted share units (“RSUs”) or other equity awards pursuant to the Company’s share incentive plan, 2016 Omnibus Incentive Plan and other share compensation arrangements, provided such options, RSUs and other similar securities are granted or issued with an exercise price not less than the Issue Price, (ii) the issuance of Class A Shares upon exercise, conversion or settlement of options, restricted stock units, warrants or other convertible securities outstanding as of the date of this Agreement; or (iii) the Offered securities to be sold hereunder.

Section 9         Representations, Warranties and Covenants of the Underwriters

(1)	Each of the Underwriters represents and warrants to the Company, severally, and not jointly, on its behalf and on behalf of any of its U.S. affiliates, and acknowledges that the Company is relying upon such representations and warranties in entering into this Agreement, that (i) it is, and will remain so until the completion of the Offering, appropriately registered under Canadian Securities Laws and U.S. Securities Laws so as to permit it to lawfully fulfill its obligations hereunder, and (ii) it will sell the Offered Securities in accordance with Canadian Securities Laws, U.S. Securities Laws and the laws of any other jurisdictions in which the Offered Securities are offered and sold under the Offering.

(2)	Each of the Underwriters covenants and agrees with the Company that it shall, through the Underwriters, notify the Company when, in the Underwriters’ opinions, the Underwriters, together with such other investment dealers and brokers, have ceased distribution of the Offered Securities, and provide a breakdown of the number of Offered Securities distributed: (i) in each of the Qualifying Jurisdictions where such breakdown is required for the purpose of calculating fees payable to securities regulatory authorities; and (ii) in any other jurisdictions.

Section 10         Compensation of the Underwriters

In consideration their services hereunder, the Company agrees to pay to the Underwriters at the Time of Closing a cash fee (the “Underwriting Fee”) equal to 6.0% of the aggregate gross cash proceeds received from the sale of the Offered Securities (including, for greater certainty, any Additional Shares issued and sold upon exercise of the Over-Allotment Option) in consideration of the services to be rendered by the Underwriters in connection with the Offering

The foregoing Underwriting Fee may, at the sole option of the Underwriters, be deducted from the aggregate gross proceeds of the sale of the Offered Securities and withheld for the account of the Underwriters. The Company also agrees to pay the Underwriters’ expenses as set forth in section 15 hereof.

Section 11         Termination Rights

(1)	All material terms and conditions set out in this Agreement shall be construed as conditions and any breach or failure by the Company to comply with any such conditions in favour of the Underwriters shall entitle the Underwriters to terminate their obligation to purchase the Offered Securities by written notice to that effect given to the Company prior to the Time of Closing. The Company shall use its commercially reasonable efforts to cause all conditions in this Agreement to be satisfied. It is understood that the Underwriters may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to their rights in respect of any subsequent breach or non-compliance, provided that, to be binding on the Underwriters, any such waiver or extension must be in writing.

(2)	In addition to any other remedies which may be available to the Underwriters in respect of any default, act or failure to act, or non-compliance with the terms of this Agreement by the Company, the Underwriters (or any of them) shall be entitled, at their option, to terminate and cancel, without any liability on the part of the Underwriters, their obligations under this Agreement to purchase the Offered Securities by giving written notice to the Company at any time after the date hereof and prior to the Time of Closing on the Closing Date:

(a)	if there is a material change (financial or otherwise) in the assets, liabilities (contingent or otherwise), business, affairs, operations or capital of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, or there is discovered any previously undisclosed material fact required to be disclosed in the Registration Statement and the Prospectuses or any amendment thereto or there occurs a change in a material fact contained in the Registration Statement and the Prospectuses or any amendment thereto, in each case which, in the reasonable opinion of the Underwriters (or any of them), could reasonably be expected to have a significant adverse effect on the market price or value of the Offered Securities or any other securities of the Company;

(b)	if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, including without limitation, any war or act of terrorism, or any new law or regulation or a change thereof which, in the reasonable opinion of the Underwriters (or any of them), seriously and adversely affects, or involves, or will seriously and adversely affect, or involve, the financial markets in Canada or the United States or the business, operations or affairs of the Company and the Subsidiaries, taken as a whole;

(c)	if any inquiry, action, suit, investigation or other proceeding, whether formal or informal (including matters of regulatory transgression or unlawful conduct), is commenced, threatened or publicly announced or any order or ruling is made under or pursuant to any statute or by any federal, provincial, state, municipal or other governmental authority, commission or securities regulatory authority, board, stock exchange, bureau, agency or instrumentality, or there is any enactment or change of law or regulation, or interpretation or administration thereof (unless solely based on the activities or alleged activities of the Underwriters) involving the Company, the Subsidiaries or the Company’s directors or officers, which, in the reasonable opinion of the Underwriters (or any one of them), operates to prevent or restrict materially the distribution or trading of the Offered Securities or other securities of the Company or significantly adversely affects the business, operations or affairs of the Company and the Subsidiaries, taken as a whole;

(d)	if trading in any securities of the Company has been, or is threatened to be, suspended by any Securities Commission, the SEC, the TSX or OTCQB or by order of any Securities Commission, the SEC or any other governmental or regulatory authority; or

(e)	if the Company is in breach of any material term, condition or covenant of this Agreement.

(3)	If the obligations of the Underwriters are terminated under this Agreement pursuant to these termination rights, the liability of the Company to the Underwriters shall be limited to the obligations under Sections 12, 13, 14 and 15.

(4)	A notice of termination given by one Underwriter under Section 11 shall not be binding upon the other Underwriters.

Section 12         Survival of Representations and Warranties

All representations, warranties, covenants and agreements herein contained or contained in any documents delivered pursuant to this Agreement and in connection with the transaction of purchase and sale herein contemplated shall survive the purchase and sale of the Offered Securities and the termination of this Agreement and shall continue in full force and effect for the benefit of the Underwriters and/or the Company, as the case may be, in accordance with applicable law, regardless of any subsequent disposition of the Offered Securities or any investigation by or on behalf of the Underwriters with respect thereto. The Underwriters and the Company shall be entitled to rely on the representations and warranties of the Company or the Underwriters, as the case may be, contained herein or delivered pursuant hereto notwithstanding any investigation which the Underwriters or the Company may undertake or which may be undertaken on their behalf. Without limiting the foregoing, the provisions contained in this Agreement relating to the indemnification or the contribution obligations shall survive in full force and effect, indefinitely.

Section 13         Indemnity

(1)	The Company covenants and agrees to indemnify and save the Underwriters and/or any of their respective subsidiaries, affiliates, the respective directors, officers, employees and agents thereof and each person who controls any such Underwriter within the meaning of the U.S. Securities Act (individually, an “Indemnified Party” and collectively, the “Indemnified Parties”) harmless from and against any and all losses, expenses, claims (including shareholder actions, derivative or otherwise), actions, damages and liabilities, joint or several, including without limitation the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees and expenses of their counsel (collectively, the “Losses”) that may be suffered by, imposed upon or asserted against an Indemnified Party as a result of, in respect of, connected with or arising out of any action, suit, proceeding, investigation or claim that may be made or threatened by any person or in enforcing this indemnity (collectively the “Claims”) insofar as the Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, the performance of professional services rendered to the Company by the Indemnified Parties or otherwise in connection with the matters referred to in Agreement, whether performed before or after the execution and delivery of this Agreement, including, without limitation, any Claim in respect of the right of first refusal granted by the Company prior to the execution of this Agreement and any Claims in any way caused by, or arising directly or indirectly from, or in consequence of:

(a)	any misrepresentation or alleged misrepresentation contained in this Agreement;

(b)	any untrue statement or alleged untrue statement of a material fact or omission, or alleged omission, to state a material fact that is required to be stated therein necessary in order to make the statements therein not misleading contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rule 430B;

(c)	any untrue statement or alleged untrue statement of a material fact or omission, or alleged omission, to state a material fact that is required to be stated therein or that is necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading contained in this Agreement, the Registration Statement and the Prospectuses, any Supplementary Material, or any documents Incorporated by Reference;

(d)	any information or statement (except any information or statement relating solely to the Underwriters) contained in any certificate of the Company delivered under or pursuant to this Agreement which at the time and in light of the circumstances under which it was made contains or is alleged to contain a misrepresentation;

(e)	any omission or alleged omission to state, in any certificate of the Company delivered under or pursuant to this Agreement, any fact (except facts relating solely to the Underwriters) required to be stated in such document or necessary to make any statement in such document not misleading in light of the circumstances under which it was made; or

(f)	the non-compliance or alleged non-compliance by the Company with any requirements of Applicable Securities Laws including, for greater certainty, the requirement to file a shelf prospectus supplement on or before the date that is two business days after the offering price of the securities to which it pertains is determined in accordance with NI 44-102 (except if such failure to file is the result of any act or failure to act of the Underwriters (or any of them) other than the termination of this Agreement).

(2)	Notwithstanding subsection 13(1), the indemnification in subsection 13(1) does not and shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(a)	the Indemnified Parties have been intentionally negligent or have committed any act intentional fault or wilful misconduct in the course of the performance of professional services rendered to the Company by the Indemnified Parties or otherwise in connection with the matters referred to in this Agreement; and

(b)	the Losses, as to which indemnification is claimed, were directly caused by the intentional negligence, intentional fault or wilful misconduct referred to in subsection 13(2)(a).

(3)	If any matter or thing contemplated by this Section 13 shall be asserted against any Indemnified Party in respect of which indemnification is or might reasonably be considered to be provided, such Indemnified Party will notify the Company as soon as possible of the nature of such claim (provided that omission to so notify the Company will not relieve the Company of any liability that it may otherwise have to the Indemnified Party hereunder, except to the extent the Company is materially prejudiced by such omission) and the Company shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim; provided, however, that the defence shall be through legal counsel reasonably acceptable to such Indemnified Party and that no settlement may be made by the Company or such Indemnified Party without the prior written consent of the other, such consent not to be unreasonably withheld.

(4)	The Company shall be entitled, at its own expense, to participate in and, to the extent it may wish to do so, assume the defence thereof, provided such defence is conducted by experienced and competent counsel. The Company shall have 14 calendar days after receipt of the notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense of the Claim. Upon the Company notifying the Underwriters in writing of its election to assume the defence and retaining counsel, the Company shall not be liable to the Underwriters for any legal expenses subsequently incurred by them in connection with such defence. If such defence is assumed by the Company, the Company throughout the course thereof will provide copies of all relevant documentation to the Underwriters, will keep the Underwriters advised of the progress thereof and will discuss with the Underwriters all significant actions proposed and the relevant Indemnified Parties shall have the right to participate in the settlement or defense of the Claim. The Company also agrees to reimburse the Indemnified Parties for the time spent by their personnel in connection with any Claim at their normal per diem rates.

(5)	Notwithstanding anything to the contrary in this Section 13, any Underwriter shall have the right, at the Company’s expense, to employ counsel of such Underwriter’s choice, in respect of the defence of any action, suit, proceeding, claim or investigation if: (i) the Company does not promptly assume the defense of the Claim no later than 14 calendar days after receiving actual notice of the Claim (as set forth above); (ii) the employment of such counsel has been authorized by the Company; or (iii) counsel retained by the Company or the Underwriter(s) has advised the Underwriter(s) that representation of both parties by the same counsel would be inappropriate for any reason, including without limitation because there may be legal defences available to the Underwriters which are different from or in addition to those available to the Company (in which event and to that extent, the Company shall not have the right to assume or direct the defence on the Underwriter’s behalf) or that there is a conflict of interest between the Company and the Underwriters or the subject matter of the action, suit, proceeding, claim or investigation may not fall within the indemnity set forth herein (in either of which events the Company shall not have the right to assume or direct the defence on the Underwriters’ behalf).

(6)	The Company agrees to waive any right the Company may have of first requiring an Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other person before claiming under this indemnity. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or any person asserting Claims on behalf of or in right of the Company for or in connection with the services performed by the Underwriters hereunder (whether performed before or after the execution and delivery of this Agreement).

(7)	The Company will not, without the prior written consent of the Indemnified Parties, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Claim in respect of which indemnification may be sought under this indemnity (whether or not any Indemnified Party is a party to such Claim) unless the Company has acknowledged in writing that the Indemnified Parties are entitled to be indemnified in respect of such Claim and such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Party from any liabilities arising out of such Claim without any admission of negligence, misconduct, liability or responsibility by or on behalf of any Indemnified Party. No admission of liability shall be made and the Company shall not be liable for any settlement of any action, suit, proceeding, claim or investigation made without its consent.

(8)	To the extent that any Indemnified Party is not a party to this Agreement, the Underwriters shall obtain and hold the right and benefit of this Section 13 in trust for and on behalf of such Indemnified Party.

(9)	The Company hereby consents to personal jurisdiction in any court in which any claim that is subject to indemnification hereunder is brought against the Underwriters or any Indemnified Party and to the assignment of the benefit of this Section 13 to any Indemnified Party for the purpose of enforcement provided that nothing herein shall limit the Company’s right or ability to contest the appropriate jurisdiction or forum for the determination of any such claims.

Section 14         Contribution

If for any reason (other than the occurrence of any of the events itemized in subsection 13(2)), the foregoing indemnification is unavailable to the Indemnified Parties or insufficient to hold them harmless, then the Company shall contribute to the amount paid or payable by the Underwriters as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Underwriters on the other hand but also the relative fault of the Company and the Underwriters, as well as any relevant equitable considerations; provided that the Company shall, in any event, contribute to the amount paid or payable by the Underwriters as a result of such expense, loss, claim, damage or liability, any excess of such amount over the amount of the fees received by the Underwriters pursuant to the transactions contemplated by this Agreement. The right to contribution provided in this Section 14 shall be in addition and not in derogation of any other right to contribution which the Underwriters may have by statute or otherwise by law.

Section 15         Expenses

The Company will pay all costs and expenses in connection with the Offering, including, without limitation: (i) all expenses of or incidental to the creation, issue, sale or distribution of the Offered Securities; (ii) the preparation and filing of the Preliminary Prospectus Supplements, the Prospectus Supplements or any amendments thereto; (iii) the fees and disbursements of legal counsel to the Company; (iv) all costs incurred in connection with the preparation of documentation relating to the Offering; (v) all reasonable filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Offered Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Underwriters shall designate; (vi) the reasonable filing fees and reasonable fees and disbursements of counsel to the Underwriters incident to any required review and approval by FINRA, of the terms of the sale of the Offered Securities; (vii) listing fees, if any; and (viii) the reasonable documented fees and disbursements, plus applicable taxes thereon, of the Underwriters’ legal counsel (to a maximum of US $300,000, exclusive of applicable taxes and disbursements). All reasonable costs and expenses incurred by the Underwriters or on their behalf shall be payable by the Company immediately upon receiving an invoice therefor from the Underwriters and shall be payable whether or not the Offering is completed.

Section 16         Liability of the Underwriters

(1)	The obligation of the Underwriters to purchase the Offered Securities at the Time of Closing shall be several, and not joint, nor joint and several, and shall be as to the following percentages to be purchased at any such time:

Canaccord Genuity Corp.	60%

Raymond James Ltd.	40%

100.0%

(2)	In the event that any Underwriter shall fail to purchase its applicable percentage of the Offered Securities (the “Defaulted Securities”) at the Time of Closing, the other Underwriter shall have the right, within 36 hours thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Securities, in such amounts as may be agreed upon and upon the terms set forth herein. If, however, the Underwriter shall have not completed such arrangements within such 36 hour period, then:

(a)	if the number of Defaulted Securities does not exceed 10% of the number of Offered Securities to be purchased hereunder, the non-defaulting Underwriter shall be obligated to purchase the full amount thereof in the proportions that its respective underwriting obligations hereunder bear to the underwriting obligation of the non-defaulting Underwriter, or

(b)	if the number of Defaulted Securities exceeds 10% of the number of Offered Securities to be purchased on such date, this Agreement shall terminate without liability on the part of the non-defaulting Underwriter.

(3)	No action taken pursuant to this Section 16 shall relieve the defaulting Underwriter from liability in respect of its default to the Company or to the non-defaulting Underwriter.

(4)	In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Date for a period not exceeding seven calendar days in order to effect any required changes to the Registration Statement and the Prospectuses.

Section 17         [Reserved]

Section 18         No Fiduciary Duty

The Company hereby acknowledges that (a) the purchase and sale of the Offered Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principals and not as an agents or fiduciaries of the Company, and (c) the Company’s engagement of the Underwriters in connection with the Offering and the process leading up to the Offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters owe an agency, fiduciary or similar duty to the Company in connection with such transaction or the process leading thereto.

Section 19         Notices

All notices or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery or by facsimile delivered or facsimile to such other party as follows:

(a)	to the Company at:

Helius Medical Technologies, Inc.
41 University Drive
Suite 400
Newtown, PA 18940

	Attention:	Chief Executive Officer
	e-mail:	pdeschamps@heliusmedical.com

with a copy to (which copy shall not constitute notice):

Blake, Cassels & Graydon LLP
595 Burrard Street
Suite 2600, Three Bentall Centre
Vancouver BC V7X 1L3

	Attention:	Joseph Garcia
	e-mail:	joseph.garcia@blakes.com

Cooley LLP
One Freedom Square
Reston Town Center
11951 Freedom Drive
Reston, VA 20190

	Attention:	Darren DeStefano
	e-mail:	ddestefano@cooley.com

(b)	to the Underwriters at:

Canaccord Genuity Corp.
Brookfield Place
161 Bay Street, Suite 3100
Toronto, Ontario M5J 2S1

	Attention:	Steve Winokur
	e-mail:	swinokur@canaccordgenuity.com

Raymond James Ltd.
40 King Street West, Suite 5400
Toronto, ON M5H 3Y2

	Attention:	Jimmy Leung
	e-mail:	jimmy.leung@raymondjames.ca

with a copy to (which copy shall not constitute notice):

DLA Piper (Canada) LLP
Suite 6000, 1 First Canadian Place
PO Box 367, 100 King St W

Toronto, Ontario M5X 1E2

Attention:	Robert Fonn
e-mail:	robert.fonn@dlapiper.com

or at such other address, e-mail address or facsimile number as may be given by either of them to the other in writing from time to time and such notices or other communications shall be deemed to have been received when delivered or, if via e-mail or facsimile, on the next business day after such notice or other communication has been sent.

Section 20         Market Stabilization

In connection with the distribution of the Offered Securities, the Underwriters and the Selling Firms, if any, may over-allot or effect transactions which stabilize or maintain the market price of the Class A Shares at levels other than those which might otherwise prevail in the open market, in compliance with applicable Canadian Securities Laws and the rules and regulations of applicable stock exchanges. Those stabilizing transactions, if any, may be discontinued at any time.

Section 21         Governing Law and Service of Process

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. Each of the parties irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia. The Company hereby irrevocably appoints Blake, Cassels & Graydon LLP as its agent for service of process in Canada in respect of such action or proceeding relating to the transactions contemplated by this Agreement and further irrevocably consents to the service of process by the mailing of copies thereof by registered or certified mail, postage prepaid, to Cassels, Blake, Cassels & Graydon LLP at its address for notices as set forth in subsection 19(a) of this Agreement, such service to become effective 10 days after such mailing. Nothing herein shall affect the right of the Underwriters to service of process in any other manner permitted by law.

Section 22         Counterpart Signature

This Agreement may be executed in counterparts (including counterparts by facsimile or other electronic means), which together shall constitute an original copy hereof as of the date first noted above.

Section 23         Time of the Essence

Time shall be of the essence in this Agreement.

Section 24         Severability

If any provision of this Agreement is determined to be void or unenforceable, in whole or in part, such void or unenforceable provision shall not affect or impair the validity of any other provision of this Agreement and shall be severable from this Agreement.

Section 25         Entire Agreement

This Agreement constitutes the entire agreement between the Underwriters and the Company relating to the subject matter hereof and supersedes all prior agreements between the Underwriters and the Company relating to the Offering.

Section 26         Obligations of the Underwriters

In performing their respective obligations under this Agreement, the Underwriters shall be acting severally and not jointly and severally. Nothing in this Agreement is intended to create any relationship in the nature of a partnership, or joint venture between the Underwriters.

Section 27         Judgment Currency

The parties acknowledge and agree that:

(a)	if, for the purpose of obtaining judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due in Canadian dollars, then the conversion shall be made on the basis of the rate of exchange prevailing on the Business Day immediately preceding the day on which judgment is given. For the foregoing purposes “rate of exchange” means the rate at which such party, in accordance with its normal banking procedures, is able on the relevant date to purchase Canadian Currency with the Judgment Currency after deducting any premium and costs of exchange; and

(b)	the obligation of the parties in respect of any sum due to any of the other parties hereunder shall, notwithstanding any judgment in a currency other than Canadian dollars, be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in such other currency, such party may, in accordance with normal banking procedures, purchase Canadian dollars with such other currency after deducting any premiums and costs of exchange. In the event that the amount of the Canadian dollars so purchased is less than the sum originally due in Canadian dollars, the party, as a separate obligation and notwithstanding any such judgment, hereby indemnifies and holds harmless the other parties against such loss, and if the amount of Canadian dollars so purchased exceeds the sum originally due in Canadian dollars, the parties agree to remit such excess forthwith.

Section 28         Effective Date

This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

[Signature Page Follows]

If the Company is in agreement with the foregoing terms and conditions, please so indicate by executing a copy of this Agreement where indicated below and delivering the same to the Underwriters.

Yours very truly,

CANACCORD GENUITY CORP.

Per:	/s/ Steve Winokur
Authorized Signing Officer

RAYMOND JAMES LTD.

Per:	/s/ Jimmy Leung
Authorized Signing Officer

The foregoing accurately reflects the terms of the transaction that we are to enter into and such terms are agreed to.

ACCEPTED as of this 9th day of February, 2017.

HELIUS MEDICAL TECHNOLOGIES, INC.

Per:	/s/ Joyce LaViscount
Authorized Signing Officer

SCHEDULE “I”

Final Term Sheet

HELIUS MEDICAL TECHNOLOGIES, INC.

TERMS OF OFFERING

A final base shelf prospectus containing important information relating to the securities described in this document has been filed with the securities regulatory authorities in each of the provinces of Canada. A copy of the final base shelf prospectus, any amendment to the final base shelf prospectus and any applicable shelf prospectus supplement that has been filed, is required to be delivered to any investor that received this document and expressed an interest in acquiring the securities. Copies of the final base shelf prospectus, any amendment and any applicable shelf prospectus supplement may be obtained from Canaccord Genuity Corp., P.O. Box 516, 161 Bay Street, Suite 3000, Toronto, ON, M5J 2S1 or Raymond James Ltd., 40 King Street West, Suite 4200, Toronto, ON, M5H 3Y2.

This document does not provide full disclosure of all material facts relating to the securities offered. Investors should read the final base shelf prospectus, any amendment and any applicable shelf prospectus supplement for disclosure of those facts, especially risk factors relating to the securities offered, before making an investment decision.

Issuer:	Helius Medical Technologies Inc. (“Company”).

Size of Offering:	$10,830,000 (5,700,000 Shares) (the “Offering”).

Offering Price:	$1.90 per Share.

Offered Securities:	Class A Common Stock of the Company (the “Shares”).

Over-Allotment Option:	The Underwriters will have the option (the “Over-Allotment Option”) to acquire up to such number of additional Shares as is equal to 15% of the Shares sold pursuant to the Offering, exercisable within 30 days of the closing of the Offering.

Terms:	Overnight Marketed public offering in Canada and the United States by way of a Base Shelf Prospectus and a Prospectus Supplement, subject to a formal underwriting agreement.

Offering Jurisdictions:	All provinces of Canada pursuant to the Multijurisdictional Disclosure System, in the United States pursuant to a registration statement filed with the SEC and in compliance with applicable state blue-sky laws (sales in the United States are expected to be limited to certain institutional investors) and sales outside of Canada and the United States on a private placement or equivalent basis.

Trading Market:	Toronto Stock Exchange under the symbol “HSM” and OTCQB marketplace under the symbol “HSDT.”

Eligibility:	The Shares shall be eligible for RRSPs, RRIFs, RDSPs, RESPs, TFSAs and DPSPs.

Use of Proceeds:	For clinical trials and other general corporate purposes.

Compensation:	6.0% of the gross proceeds raised in respect of the Offering, including the Over-Allotment Option.

Closing Date:	On or about February 16, 2017.

Lead Underwriters:	Canaccord Genuity Corp. and Raymond James Ltd. shall act as joint book-runners and co-lead underwriters for a syndicate of underwriters (collectively, the “Underwriters”).

SCHEDULE “A”

FORM OF LOCK-UP AGREEMENT

February     , 2017

Canaccord Genuity Corp.

Raymond James Ltd.

Dear Sirs:

Re:     Proposed Offering of Helius Medical Technologies, Inc.

The undersigned understands that Canaccord Genuity Corp. and Raymond James (collectively, the “Underwriters”) propose to enter into an Underwriting Agreement with Helius Medical Technologies, Inc. (the “Corporation”) providing for the offering (the “Offering”) of Class A shares of common stock of the Corporation (the “Shares”). The undersigned represents and warrants to the Underwriters that the undersigned is the registered and direct beneficial owner of, and/or has control or direction over Shares and other securities of the Corporation set forth in the columns opposite the name of the undersigned on Schedule “A” attached hereto (collectively, the “Securities”).

To induce the Underwriters to continue their efforts in connection with the Offering and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that the undersigned will not, and will not permit any entity controlled (as such term is defined in the Securities Act (Ontario)) by him, her or it, or any entity under his, her or its control (as such term is defined in Rule 405 of the U.S. Securities Act of 1933, as amended) to, directly or indirectly, offer, issue, sell, grant, secure, pledge, or otherwise transfer, dispose of or monetize, or engage in any hedging transaction, or enter into any form of agreement or arrangement the consequence of which is to alter economic exposure to, or announce any intention to do so or exercise any right with respect to the registration of any of the Shares, in any manner whatsoever, any Shares or securities of the Corporation convertible into, exchangeable for, or otherwise exercisable to acquire Shares or other equity securities of the Corporation for a period (the “Lock-Up Period”) beginning on the date hereof and ending 90 days after the closing date of the Offering, unless the undersigned first obtains the written consent of each of the Underwriters, such consent not to be unreasonably withheld.

Nothing in this Agreement shall prohibit or otherwise restrict the transfer, sale or tender of any or all of the Securities owned by the undersigned pursuant to a take-over bid (as defined in the Securities Act (Ontario)) or any other transaction, including, without limitation, a merger, arrangement or amalgamation, involving a change of control of the Corporation (provided, that all Securities owned by the undersigned that are not so transferred, sold or tendered remain subject to this Agreement; and provided, further, that it shall be a condition of transfer that if such take-over bid or other transaction is not completed, any Securities owned by the undersigned subject to this Agreement shall remain subject to the restrictions herein). For greater certainty, nothing in this Agreement shall prevent:

(i)

the exercise or conversion of any Securities by the undersigned (including, without limitation, stock options and warrants), provided that (i) any Securities received upon such exercise or conversion will also be subject to this Agreement, and (ii) such transactions required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall include footnote disclosure specifying that there have been no sales of any shares received upon the exercise or conversion of the Securities;

(ii)	transactions relating to Securities acquired in the Offering or in open market transactions after the completion of the Offering, provided that no public filing or report under the Exchange Act or otherwise, shall be required or shall be voluntarily made in connection with subsequent sales of Securities acquired in the Offering or in such open market transactions;

(iii)	transfers of Securities (1) to the spouse, domestic partner, parent, child or grandchild (each, an “immediate family member”) of the undersigned or to a trust formed for the benefit of any immediate family member, (2) by bona fide gift, will or intestacy or (3) if the undersigned if a corporation, partnership or other business entity (A) to another corporation, partnership or other business entity that controls, is controlled by or is under common control with the undersigned or (B) as part of a disposition, transfer or distribution without consideration by the undersigned to its equity holders, or (4) if the undersigned is a trust, to a trustor or beneficiary of the trust, provided that in the case of any transfer or distribution pursuant to this clause (iii), (w) each donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this Agreement, (x) any such transfer shall not involve a disposition for value, (y) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Exchange Act, and (z) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers;

(iv)	transfers of Securities to the Corporation in connection with the repurchase of Securities issued pursuant to employee benefit plans or pursuant to agreements under which such Securities were issued;

(v)	transfers of Securities pursuant to a domestic relations order, divorce decree or court order, provided (1) that each transferee shall sign and deliver a lock-up agreement substantially in the form of this Agreement, (2) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Exchange Act, and (3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers; or

(vi)	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that (1) such plan does not provide for the transfer of Securities during the Lock-Up Period and (2) no public announcement or filing under the Exchange Act or otherwise is required of or voluntarily made by or on behalf of the undersigned or the Corporation regarding the establishment of such plan during the Lock-Up Period.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement, and that, upon the reasonable request of the Underwriters, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death, disability, dissolution, winding-up, amalgamation or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, representatives, successors and permitted assigns of the undersigned.

A-2

This Agreement shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein. In the event of any dispute regarding this Agreement, the undersigned submits to the non-exclusive jurisdiction of the courts of the Province of Ontario.

This Agreement may be executed by facsimile signatures or by e-mail transmission of an Adobe Acrobat file or similar means of recorded electronic transmission which shall be effective as original signatures.

[Remainder of page intentionally blank. Signature page follows.]

A-3

Very truly yours,

Per:
Witness

Individial Name:

Address:

[Signature Page to Lock-Up Agreement]

Schedule “A”

Shareholder	Number and Class of Securities

SCHEDULE “B”

Locked-Up Shareholders

1. A&B (HK) Company Limited;

2. Advanced NeuroRehabilitation, LLC; and

3. MPJ Healthcare, LLC.